UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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Synopsys, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 25, 2010

To the Stockholders of Synopsys, Inc.:

We hereby give you notice that the Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation, will be held on March 25, 2010, at 8:00 a.m. Pacific Time at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085, in order to vote on the following proposals:

1.	Election of eight directors nominated by our Board of Directors to serve for the ensuing year and until their successors are elected.

2.	Approval of an Amended and Restated Employee Stock Purchase Plan to, among other items, increase the number of shares of common stock reserved under the plan by 5,000,000 shares.

3.	Approval of an amendment to our 2005 Non-Employee Directors Equity Plan to, among other items, extend its term by five years.

4.	Ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

5.	Transact such other business as may properly come before the meeting.

You will find the above items of business more fully described in the Proxy Statement accompanying this Notice.

Only our stockholders of record at the close of business on January 27, 2010 are entitled to receive notice of, to attend, and to vote at the meeting. A list of registered stockholders entitled to vote at the meeting will be available at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085, for ten days prior to the meeting and at the meeting location during the meeting. We cordially invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, we urge you to submit the enclosed proxy as promptly as possible.

Sincerely,

Brian E. Cabrera

Vice President, General Counsel and

Corporate Secretary

Mountain View, California

February 5, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY VOTING INSTRUCTIONS THROUGH THE INTERNET OR TELEPHONE, AS PROMPTLY AS POSSIBLE. EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY, YOU MAY STILL VOTE IN PERSON BY ATTENDING THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 25, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for our 2010 Annual Meeting of Stockholders to be held on Thursday, March 25, 2010 at 8:00 a.m. Pacific Time at 1030 West Maude Avenue, Sunnyvale, California 94085. Our principal executive offices are located at 700 East Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 584-5000.

The proxy materials, including this proxy statement, the proxy card or voting instruction form, and our 2009 Annual Report on Form 10-K, are being distributed and made available on or about February 12, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

For more information about this solicitation and voting, please see the Questions and Answers section below.

QUESTIONS AND ANSWERS

Q:	Why did I receive a notice about Synopsys, Inc.’s proxy materials?

A:	If you owned common stock of Synopsys, Inc. at the close of business on January 27, 2010, the Record Date, you are considered a stockholder. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the 2010 Annual Meeting of Stockholders.

Q:	Why did I receive a two-page notice instead of the proxy materials themselves and how can I get the materials?

A:	We are pleased to continue to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers the costs of such printing and distribution.

Q:	Why did I receive a full set of proxy materials in the mail instead of a two-page notice?

A:	If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction form, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q:	What proposals will be presented at the Annual Meeting and what are the Board of Director’s voting recommendations?

A:	The proposals that will be presented at the Annual Meeting and our Board of Director’s voting recommendations are set forth in the table below:

Proposal	Board’s Voting Recommendation
1. Election of eight directors nominated by our Board of Directors to serve for the ensuing year and until their successors are elected.	For all nominees
2. Approval of an Amended and Restated Employee Stock Purchase Plan to, among other items, increase the number of shares of common stock reserved under the plan by 5,000,000 shares.	For
3. Approval of an amendment to our 2005 Non-Employee Directors Equity Incentive Plan to, among other things, extend its term by five years.	For
4. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.	For

We will also consider any other business that properly comes before the Annual Meeting. As of January 27, 2010, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

Q:	When and where will the Annual Meeting be held?

A:	The Annual Meeting will be held on March 25, 2010, at 8:00 a.m. Pacific Time at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085. A map and directions are set forth on the back of this proxy statement.

Q:	How can I attend the Annual Meeting?

A:	You will be admitted to the Annual Meeting if you were a Synopsys stockholder or joint holder as of the close of business on January 27, 2010, or you have authority to vote under a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are beneficial owner, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 27, 2010, a copy of the voting instruction form provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you are a stockholder who is a natural person and not an entity, you and your immediate family members will be admitted to the Annual Meeting, provided you and they comply with the above procedures.

Q:	Who can vote?

A:	If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of January 27, 2010, you are entitled to attend and vote at the Annual Meeting. As of the Record Date, 146,540,443 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record.

Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.

Q:	How can I vote if I am a stockholder of record?

A:	As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. To vote by proxy, sign and return the proxy card in the postage-paid envelope provided, or submit your proxy via the Internet or by telephone by following the instructions provided in the Notice of Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy.

Q:	How can I vote if I am the beneficial owner?

A:	As a beneficial owner, you should have received a voting instruction form with these proxy materials from the organization holding your account rather than from us and you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your broker, bank or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your broker, bank or other agent to request such form of proxy.

Q:	What votes can I cast for the proposals?

A:	You may either vote “For” all the nominees to our Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against,” or “Abstain” from voting. An abstention vote will have the same effect as an “Against” vote.

Q:	What if I don’t give specific voting instructions?

A:	If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted in favor of the proposals. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange, that organization may exercise discretionary authority to vote on routine proposals (such as our proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm) but may not vote on non-routine proposals (such as our other proposals). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast.

Q:	What if I change my mind and want to revoke my proxy?

A:	If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to our principal executive offices at 700 East Middlefield Road, Mountain View, California 94043, attention Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.

Q:	What is a quorum?

A:	We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the Record Date are represented at the Annual Meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.

Q:	Who is paying for this solicitation?

A:	Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co. a fee of approximately $10,000 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.

Q:	I received notice that communications to my address are being householded. What does that mean?

A:	The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our investor relations department in writing at 700 East Middlefield Road, Mountain View, California 94043, by email at invest-info@synopsys.com or by telephone at (650) 584-4257. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.

Q:	I also have access to Synopsys, Inc.’s Annual Report on Form 10-K. Is that a part of the proxy materials?

A:	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission on December 18, 2009, accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2010, which we will file with the Securities and Exchange Commission by June 10, 2010. We also intend to report the final results of the Annual Meeting in a Current Report on Form 8-K which we will file with the Securities and Exchange Commission by March 31, 2010.

Q:	How can I make a proposal to be voted on at next year’s annual meeting of stockholders?

A:	To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by October 15, 2010 to Corporate Secretary, c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2011, you must do so in writing following the above instructions not earlier than the close of business on September 15, 2010 and not later than the close of business on October 15, 2010. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2011 is held more than 30 days before or after March 25, 2011. The section titled “Corporate Governance – Director Nominations” in this proxy statement provides additional information on the director nomination process.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is elected each year at the annual meeting of stockholders. Synopsys currently has nine directors. Upon the recommendation of the Corporate Governance and Nominating Committee, each of the current directors, other than Dr. Somekh, has been nominated by the Board for election at the Annual Meeting and has decided to stand for election. Dr. Somekh will not be standing for re-election. Dr. Somekh has been a valued member of the Board of Directors for 10 years, and we extend our sincere thanks and appreciation to him for his contributions to Synopsys. The Board of Directors has approved a resolution automatically decreasing the authorized number of directors to eight concurrent with the election of directors at the Annual Meeting.

Provided that there is a quorum at the Annual Meeting, the eight nominees receiving the highest number of “For” votes of the shares present in person or represented and entitled to vote at the Annual Meeting will be elected as directors. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until his or her successor is elected and qualified or, if earlier, the director’s death, resignation or removal. You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. Unless marked otherwise, we will vote proxies returned to us for each of the nominees named below.

The election of directors pursuant to this proposal is an uncontested election. In addition to the voting requirements under Delaware law described above, our Corporate Governance Guidelines provide that in an uncontested election any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election, will, promptly following certification of the stockholder vote, submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Board, after taking into consideration the recommendation of the Corporate Governance and Nominating Committee, will determine whether to accept the director’s resignation. Synopsys will publicly disclose the decision reached by the Board and the reasons for such decision.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” ALL NOMINEES.

Nominees

Set forth below is information regarding the nominees, including information they have furnished as to their principal occupations, certain other directorships they hold and their ages as of the Record Date, January 27, 2010. Other than Dr. de Geus and Dr. Chan, all nominees are independent under applicable NASDAQ Stock Market listing standards.

Name	Age	Year First Elected Director
Aart J. de Geus	55	1986
Alfred Castino	57	2007
Chi-Foon Chan	60	1998
Bruce R. Chizen	54	2001
Deborah A. Coleman	57	1995
John Schwarz	59	2007
Roy Vallee	57	2003
Steven C. Walske	57	1991

There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers. Further information regarding the nominees is provided below.

Background of Directors

Aart J. de Geus co-founded Synopsys and has served as Chairman of our Board of Directors since February 1998 and Chief Executive Officer since January 1994. Since the inception of Synopsys in December 1986, he has held a variety of positions at Synopsys, including President, Senior Vice President of Engineering and Senior Vice President of Marketing. Dr. de Geus has served as a Director since 1986, and served as Chairman of the Board from 1986 to 1992 and again from 1998 until present. From 1982 to 1986, Dr. de Geus was employed by General Electric Corporation, where he was the Manager of the Advanced Computer-Aided Engineering Group. Dr. de Geus has served on the board of directors of Applied Materials, Inc. since July 2007.

Alfred Castino has been a member of our Board since May 2007. Mr. Castino has been an independent business consultant since August 2008. From August 2002 to August 2008, Mr. Castino served as Senior Vice President and Chief Financial Officer of Autodesk, Inc., a provider of design software for the manufacturing, building and construction, and media and entertainment markets. From January 2000 to July 2002, he served as Chief Financial Officer for Virage, Inc., a video and media communication software company. From September 1997 to August 1999, Mr. Castino served as Vice President of Finance and then Senior Vice President and Chief Financial Officer of PeopleSoft, Inc., an enterprise software company.

Chi-Foon Chan has served as our Chief Operating Officer since April 1997 and as President and a member of our Board since February 1998. From September 1996 to February 1998, he served as Executive Vice President, Office of the President. From February 1994 until April 1997, he served as Senior Vice President, Design Tools Group. In addition, he has held the titles of Vice President of Application Engineering and Services; Vice President, Engineering and General Manager, DesignWare Operations; and Senior Vice President, Worldwide Field Organization. Dr. Chan joined Synopsys in May 1990. From March 1987 to May 1990, Dr. Chan was employed by NEC Electronics, where he was General Manager, Microprocessor Division. From 1977 to 1987, Dr. Chan held a number of senior engineering positions at Intel Corporation.

Bruce R. Chizen has been a member of our Board since April 2001. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008. From November 2007 to November 2008, Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, publishing and imaging software for print, Internet and dynamic media production. From December 2000 to November 2007, he served as Chief Executive Officer of Adobe and as its President from April 2000 to January 2005. He also served as Adobe’s acting Chief Financial Officer from November 2006 to February 2007. From August 1998 to April 2000, Mr. Chizen was Adobe’s Executive Vice President, Products and Marketing. Mr. Chizen joined Adobe in August 1994 and held various positions in its Consumer Products Division and Graphics Products Division. Mr. Chizen has served on the board of directors of Oracle Corporation since July 2008 and served on the board of directors of Adobe Systems from December 2000 to April 2008.

Deborah A. Coleman has been a member of our Board since November 1995. Ms. Coleman is a General Partner of SmartForest Ventures, a venture capital firm, which she co-founded in June 2000. Ms. Coleman was chairman of the board of directors of Merix Corporation, a manufacturer of printed circuit boards, from May 1994, when it was spun off from Tektronix, Inc., until September 2001. She also served as Chief Executive Officer of Merix from May 1994 to September 1999 and as President from March 1997 to September 1999. Ms. Coleman joined Merix from Tektronix, a diversified electronics corporation, where she served as Vice President of Materials Operations, responsible for worldwide procurement, distribution, component engineering and component manufacturing operations. Prior to joining Tektronix in November 1992, Ms. Coleman was with Apple Computer, Inc. for eleven years, where she held several executive positions, including Chief Financial Officer, Vice President, Information Systems and Technology and Vice President of Operations. Ms. Coleman served on the board of directors of Applied Materials, Inc. from March 1996 to March 2009.

John Schwarz has been a member of our Board since May 2007. Mr. Schwarz has served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, since September 2005. Business Objects was acquired by SAP AG, a German company, in February 2008 and is now a unit of SAP. Mr. Schwarz became a member of SAP’s Executive Board in March 2008 and also serves as a member of the board of directors of SAP’s Business Objects unit. From December 2001 to September 2005, he served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software. From January 2000 to November 2001, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation where most recently he was General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers.

Roy Vallee has been a member of our Board since February 2003. Since June 1998, Mr. Vallee has served as Chief Executive Officer and chairman of the board of directors of Avnet, Inc., a global semiconductor products and electronics distributor. Previously, he served as vice chairman of the board of directors of Avnet from November 1992 until June 1998, and as its President and Chief Operating Officer from March 1992 until June 1998. Since February 2000, Mr. Vallee has served on the board of directors of Teradyne, Inc. Mr. Vallee also serves as a member of the Arizona Economic Resource Organization.

Steven C. Walske has been a member of our Board since December 1991. Mr. Walske has been Managing Director of Myriad Investments, LLC, a private equity firm specializing in investments in software companies, since June 2000. Previously, Mr. Walske served as Chief Business Strategist of Parametric Technology Corporation from June 2000 until June 2005, as Chief Executive Officer and chairman of the board of directors of Parametric from August 1994 until June 2000, and as President, Chief Executive Officer and member of the board of directors of Parametric from December 1986 to August 1994. Mr. Walske also served as chairman of the board of directors of BladeLogic, Inc. from 2005 until April 2008 and on its board of directors from November 2002 to April 2008.

PROPOSAL 2

APPROVAL OF OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Proposal

Our Employee Stock Purchase Plan and our International Employee Stock Purchase Plan (together referred to in this Proposal 2 as the “Previous Plans”) were amended by our Board on January 27, 2010 into a single plan called the Amended and Restated Employee Stock Purchase Plan (referred to in this Proposal 2 as the “Purchase Plan”). The amendments to the Previous Plans accomplish the following:

•	increase the number of shares of common stock authorized for issuance under the Purchase Plan by 5,000,000 shares;

•

conform the Purchase Plan document and its offering documents to the requirements of the final regulations that were issued in November 2009 under Section 423 of the Internal Revenue Code including, without limitation, providing for a single Purchase Plan document that sets forth the applicable maximum number of shares that may be issued under the Purchase Plan and the maximum limitations on the terms of Purchase Plan offerings;

•

revise the Purchase Plan document to permit flexibility to have multiple offering documents such as a US offering document and an international offering document, and for each separate offering document to set forth the specific terms of such offering;

•	revise the Purchase Plan document to permit flexibility to approve offerings with varying terms, subject to the maximum limitations of Section 423;

•

revise the Purchase Plan document to permit flexibility to approve offerings with terms that are not intended to comply with the requirements of Section 423, including, without limitation, for our eligible employees who are not subject to U.S. tax laws; and

•	provide for other clarifying changes to the Purchase Plan and its offering documents, consistent with Section 423.

Our Board of Directors approved these amendments subject to stockholder approval to the extent such approval is necessary under applicable laws and regulations. For clarity, the amendments that were necessary to conform the Purchase Plan to the requirements of the final Section 423 regulations, as well as certain other amendments, such as those amendments not deemed “material” under the NASDAQ Marketplace Rules, do not require stockholder approval under applicable laws and regulations, and became effective as of January 27, 2010, the Effective Date, for offerings starting on or after the Effective Date. Our Board of Directors is asking you to approve the Purchase Plan in order to increase the share reserve and to make effective those other changes to the Purchase Plan for which stockholder approval is required.

Approval of these amendments to the Purchase Plan requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “For” this Proposal 2. An “Abstention” vote will have the same effect as a vote “Against” this Proposal 2. Broker non-votes will have no effect on the outcome of this Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

Purpose and Background

The Purchase Plan is designed to provide our eligible employees and those of our subsidiaries and related entities (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock on periodic purchase dates through their accumulated payroll deductions. The Purchase Plan is designed to allow US-based employees to make such purchases in a manner that receives favorable tax treatment under Section 423. The Board, or its delegate, may approve offerings under the Purchase Plan that are not intended to qualify for such favorable tax treatment under Section 423, including, without limitation, offerings in which eligible employees who are not subject to U.S. tax laws may participate.

Our management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. The Purchase Plan is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in our success through the appreciation in value of such purchased stock. The Purchase Plan, together with our equity plans, are important employee retention and recruitment vehicles. As of January 27, 2010, there were approximately 3,700 employees participating in the Purchase Plan, representing approximately 80% of our employees who are eligible to participate in the Purchase Plan.

As of January 27, 2010, an aggregate of 2,552,004 shares of common stock remained available for future issuance under the Purchase Plan. We estimate that, with an increase of 5,000,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the Purchase Plan for approximately two (2) years. Consequently, the Board has, subject to stockholder approval, increased the aggregate number of shares issuable under the Purchase Plan by 5,000,000 shares of common stock. Our Board believes it is in the best interests of Synopsys and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in Synopsys through their participation in the Purchase Plan, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

Description of the Amended and Restated Employee Stock Purchase Plan

The following is a summary of the material features of the Purchase Plan and is qualified entirely by reference to the Amended and Restated Employee Stock Purchase Plan, a copy of which has been filed with the Securities and Exchange Commission as an Appendix to this proxy statement and may be accessed from the Securities and Exchange Commission’s homepage (www.sec.gov). Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Administration

The Board, or its delegate, has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of purchase rights, and whether employees of any of our parent or subsidiary companies will be eligible to participate in an offering. The Board may delegate such authority in accordance with applicable law. References in this Proposal 2 to the Board refer to the Board or its delegate, as applicable. The Compensation Committee of our Board has been delegated authority to approve the terms of offerings under the Purchase Plan and to otherwise administer the Purchase Plan. As plan administrator, the Compensation Committee has full authority to adopt rules and procedures and to interpret the provisions of the Purchase Plan. The day to day administrative functions of the Purchase Plan have been delegated to our Shareholder Services Department. All costs and expenses incurred in plan administration are paid by Synopsys without charge to participants.

Share Reserve

The total number of shares of common stock currently reserved for issuance over the term of the Previous Plans is 25,700,000. As of January 27, 2010, an aggregate of 23,147,996 shares of common stock have been issued to employees under the Previous Plans, and 2,552,004 shares of common stock remained available for future issuance. Assuming that this Proposal 2 is approved by the stockholders, the total number of shares of common stock reserved for issuance under the Purchase Plan will be 30,700,000 shares. The shares of common stock issuable under the Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock we repurchase, including shares of common stock repurchased on the open market.

If we make any change to our outstanding common stock (whether by reason of any stock dividend, stock split, combination of shares, or other change affecting the outstanding common stock as a class without our receipt of consideration), we will make appropriate adjustments to (1) the maximum number and class of securities issuable under the Purchase Plan, (2) the maximum share purchase limitations in effect under any offering; and (3) the number and class of securities and the purchase price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Eligibility

Only our employees and employees of our affiliates are eligible to participate in the Purchase Plan. The Board, or its delegate, will determine the particular eligibility requirements for participation in an offering. For offerings that are intended to qualify under Section 423, the Board is not permitted to exclude employees who work more than twenty (20) hours per week or more than five (5) months per calendar year. Currently, the Board has approved offerings under the Purchase Plan that will permit employees who work twenty (20) or more hours per week and for more than five (5) months per calendar year to participate. For offerings that are not intended to qualify under Section 423, the Board has the ability to determine that it is necessary or desirable to exclude certain employees by location from participation in our international offerings in order to reflect or comply with local laws or conditions.

Offerings

Shares of common stock are offered under the Purchase Plan through a series of offerings of such duration as determined by the Board, or its delegate, provided that in no event may an offering have a duration that exceeds 27 months. Each offering consists of one or more purchase periods with purchase dates as determined by the Board prior to the commencement of that offering. Consistent with historical practice, the current offerings consist of a series of overlapping offering periods, each with a duration of twenty-four (24) months. Offerings begin on the first business day of March and on the first business day of September each year. Accordingly, two separate offerings begin in each calendar year.

If the fair market value per share of common stock on the first day of a subsequent purchase period within a particular offering is less than the fair market value per share of common stock on the start date of that offering, then the participants in that offering will automatically be transferred from that offering and enrolled in the new offering that begins on the first day of such purchase period.

When an eligible employee elects to participate in an offering, he or she is electing to exercise a purchase right to acquire shares of common stock on each purchase date within the offering. On the purchase date, all payroll deductions and any other permitted contributions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations. Consistent with historical practice, current purchase periods are semi-annual and run from the first business day in March to the last business day in August each year and from the first business day in September each year to the last business day in February in the immediately succeeding year. Accordingly, shares of common stock are purchased on the last business day in February and August each year with the payroll deductions collected from the participants for the purchase period ending with each such semi-annual purchase date.

Purchase Price

The purchase price of the shares of common stock purchased on behalf of each participant on each purchase date is the lower of 85% of (1) the fair market value per share on the start date of the offering in which the participant is enrolled or (2) the fair market value on the applicable purchase date of such offering.

The fair market value per share on any particular date under the Purchase Plan is the closing price per share on such date reported on the NASDAQ Global Select Market. As of January 27, 2010, the fair market value determined on such basis was $21.53 per share.

Payroll Deductions and Stock Purchases

Each participant authorizes periodic payroll deductions of a percentage of his or her earnings, as defined in the offering, to be applied to the acquisition of shares of common stock on the purchase dates. Accordingly, on each purchase date, the accumulated payroll deductions of each participant are automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The maximum percentage of earnings that the participant may have deducted and contributed toward the purchase of shares during an offering will be established by the Board, or its delegate, and set forth in the offering document, but in no event may it exceed 15% of the participant's earnings attributable to payroll periods applicable to the offering as established by the plan administrator. Consistent with historical practice, the current offerings authorize a maximum contribution of up to the lesser of 10% of a participant's earnings or $7,500 per purchase period.

Other Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire shares of common stock for offerings that are intended to qualify under Section 423, including the following:

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Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares of common stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding.

•

Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our affiliates.

Consistent with our historical practice, the current offerings impose the following additional limitations:

•	The maximum number of shares that may be purchased by any participant on any purchase date is 4,000 shares.

•	The maximum payroll deduction that may be applied toward the purchase of shares on any purchase date is U.S. $7,500 per participant.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, including death, and we will refund all accumulated payroll deductions to the terminated employee or his or her beneficiary, as applicable, without interest.

Stockholder Rights

No participant has any stockholder rights with respect to the shares of common stock covered by a purchase right until the shares of common stock are actually purchased on the participant’s behalf. Other than stock splits and other recapitalizations described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by a participant, and may be exercised only by the participant.

Change in Ownership

In the event a change in ownership of Synopsys occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering in which the participant is enrolled at the time the change in ownership occurs or (2) the fair market value per share immediately prior to the effective date of such change in ownership.

A change in ownership will be deemed to occur in the event of (1) a sale or merger in which Synopsys is not the surviving corporation or (2) any merger in which we are the surviving corporation, but in which more than 50% of our outstanding voting stock is transferred to holders different from those who held our stock immediately prior to such transaction.

Share Pro Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares of common stock purchasable in total by all participants on any one purchase date as in effect under an offering or offerings, or (2) the number of shares of common stock then available for issuance under the Purchase Plan, then the Board, or its delegate, will make a pro rata allocation of the available shares of common stock on a uniform and nondiscriminatory basis. In such an event, the plan administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the shares of common stock prorated to such individual. Consistent with our historical practice, under our current offerings the maximum number of shares of common stock purchasable in total by all participants on any one purchase date is 2,000,000.

Amendment and Termination

Our Board may alter, suspend or terminate the Purchase Plan at any time. However, the Board must seek shareholder approval of any plan amendment to the extent necessary to satisfy applicable laws or listing requirements. For example, under currently applicable laws and listing requirements the Board may not, without stockholder approval, amend our Purchase Plan to (1) increase the number of shares of common stock issuable under the Purchase Plan, or (2) alter the purchase price formula so as to reduce the purchase price.

Plan Benefits

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Previous Plans during fiscal 2009, together with the weighted average purchase price paid per share.

Name and Position	Number of Purchased Shares of Common Stock	Weighted Average Purchase Price
Aart J. de Geus Chairman of the Board and Chief Executive Officer	964	$15.5368
Chi-Foon Chan President and Chief Operating Officer	964	$15.5368
Brian M. Beattie Chief Financial Officer	964	$15.5368
Joseph Logan Senior Vice President, Worldwide Sales	—	—
Brian Cabrera Vice President, General Counsel and Corporate Secretary	964	$15.5368
All executive officers as a group (5 persons)	3,856	$15.5368
All directors who are not executive officers as a group (7 persons)(1)	—	—
All employees, excluding executive officers, as a group	2,471,402	$15.5525

(1)	Non-employee directors are not eligible to participate in the Previous Plans and will also not be eligible to participate in the Purchase Plan.

U.S. Federal Tax Consequences

The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any foreign jurisdictions where a participant may reside.

General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423, so that purchase rights exercised under the Purchase Plan may qualify as qualified purchases under Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares of common stock.

Disqualifying Disposition. If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares, and Synopsys will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain to the extent the amount realized upon the sale or disposition of the shares of common stock exceeds the sum of the aggregate purchase price paid for those shares of common stock and the ordinary income recognized upon their disposition.

Qualifying Disposition. If the participant sells or disposes of the purchased shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of common stock on the sale or disposition date exceeded the purchase price paid for those shares of common stock or (2) fifteen percent (15%) of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

Death. If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares of common stock were acquired will constitute ordinary income in the year of death.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2005 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

Proposal

On January 27, 2010, our Board of Directors amended our 2005 Non-Employee Directors Equity Incentive Plan (referred to in this Proposal 3 as the “Directors Plan”) in order to accomplish the following:

•	extend the expiration date of the Directors Plan by five years such that the new expiration date would be the day immediately preceding the date of our 2015 Annual Meeting of Stockholders;

•	modify the vesting schedule of annual restricted stock grants from monthly vesting to annual vesting; and

•	make certain other minor changes to the Directors Plan.

Our Board did not increase the number of shares of common stock available under the Directors Plan.

Our Board approved the amendment to the Directors Plan subject to stockholder approval and recommends that stockholders approve the amendment to the Directors Plan. Approval of the amendment requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “For” this Proposal 3. An “Abstention” vote will have the same effect as a vote “Against” this Proposal 3. Broker non-votes will have no effect on the outcome of this Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO DIRECTORS PLAN.

Purpose and Background

The proposed amendment to the Directors Plan, if approved by our stockholders, will become effective upon such stockholder approval at the Annual Meeting. Approval of the amendment will enable Synopsys to continue to provide equity incentives to the non-employee members of our Board of Directors, which will assist us in attracting and retaining highly qualified individuals to serve as independent members on our Board and to provide an incentive toward increasing the value of Synopsys for our stockholders. Attracting and retaining qualified members has become more challenging in the past few years due to recent changes in the business and regulatory environments. These changes require public companies to have more independent directors on their boards and require their directors to make increasing time commitments. Having a competitive equity incentive program for outside directors is an important factor in recruiting and retaining the high caliber of directors essential to our success. In addition, our Board believes that equity ownership by directors is important in aligning the interests of our directors and our stockholders.

The Directors Plan was originally adopted by our Board of Directors in March 2005 and approved by stockholders in May 2005. In 2006, stockholders approved an amendment to the Directors Plan to extend its expiration date from 2007 to 2010. The Directors Plan is set to expire on March 24, 2010, the day immediately before the Annual Meeting. Accordingly, if stockholders do not approve the amendment to the Directors Plan, we will not be able to continue to grant equity incentives to our non-employee directors and may need to consider other compensation alternatives, such as increasing the cash compensation provided to non-employee directors. If the amendment to the Directors Plan is approved, the Directors Plan will expire on the day immediately preceding the date of our 2015 Annual Meeting of Stockholders.

If stockholders approve the amendment to the Directors Plan, we currently anticipate that we will not ask stockholders to approve additional shares for issuance under the Directors Plan prior to the expiration of the Directors Plan on the day before our 2015 Annual Meeting of Stockholders, depending on business conditions and needs. Because the Directors Plan does not have an “evergreen” provision that provides for an automatic increase in the number of the shares available for issuance each year, we will seek stockholder approval for any increase to the shares available for issuance under the Directors Plan.

The purpose of the Directors Plan is to provide equity incentives to non-employee members of our Board of Directors to encourage their continued service on the Board and to enable us to attract and retain highly qualified individuals for service on the Board. Also, the Directors Plan assists in more closely aligning the non-employee directors’ long-term interests with those of our stockholders and further provides incentives for such persons to exert maximum efforts for the success of Synopsys. Six of our eight director nominees are non-employee directors eligible to participate in the Directors Plan.

Description of Directors Plan, as Amended

The following is a summary of the material features of the Directors Plan and is qualified entirely by reference to the Directors Plan, a copy of which has been filed with the Securities and Exchange Commission as an Appendix to this proxy statement and may be accessed from the Securities and Exchange Commission’s homepage (www.sec.gov). Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

General

The Directors Plan provides for the automatic grant of non-statutory stock options and/or restricted stock awards (collectively referred to in this Proposal 3 as the “Stock Awards”) to new and continuing non-employee members of our Board. Non-statutory stock options granted under the Directors Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, as amended. See “Federal Income Tax Information” for a discussion of the tax treatment of Stock Awards.

Administration

All Stock Awards granted under the Directors Plan are made in strict compliance with the express provisions of the Directors Plan. Our Board has the authority to construe and interpret the Directors Plan and the Stock Awards granted under it, and to establish rules for its administration.

The Directors Plan expressly prohibits our Board from approving any option re-pricing program under the Directors Plan whereby stock options are surrendered in exchange for any new Stock Awards with a lower exercise or purchase price, without first obtaining stockholder approval of such program. This restriction does not include a prohibition on pro rata adjustments to reflect stock splits and other similar corporate events.

Eligibility

Participation in the Directors Plan is limited to non-employee members of our Board who are elected or appointed to our Board. Non-employee directors are not eligible to receive equity awards under any of our other equity compensation plans or those of any of our affiliates.

Stock Subject to the Directors Plan

An aggregate of 750,000 shares of our common stock is authorized for issuance under the Directors Plan. As of January 27, 2010, 489,867 shares were available for future grants under the Directors Plan. If an award granted under the Directors Plan expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares of common stock subject to such award become available for subsequent issuance under the Directors Plan. As of January 27, 2010, 81,502 shares of our common stock were issuable pursuant to outstanding stock options and 49,983 shares of restricted stock were unvested and subject to forfeiture.

Grant of Stock Awards

The Directors Plan provides for the automatic grant of Stock Awards to non-employee members of our Board over their period of service on our Board as follows: (1) an initial option grant, (2) an annual award (in the form of an option grant and/or restricted stock grant) and (3) an interim option grant (if an individual is appointed to our Board at an irregular time).

Initial Option Grant. Each non-employee member of our Board who is first elected or appointed automatically receives a non-statutory stock option to purchase 30,000 shares of our common stock (referred to in this Proposal 3 as the Initial Option Grant) at the time of his or her initial election or appointment to our Board. Each Initial Option Grant vests in four equal installments on the dates immediately preceding each of the first four annual meetings of stockholders following the date of grant, subject to continued Board service through such vesting date.

Annual Awards. On the date of each annual meeting of stockholders, each non-employee member of our Board who is re-elected to our Board at such annual meeting is automatically granted a stock award (referred to in this Proposal 3 as the “Annual Award”). The Annual Award may be in the form of an option grant, in the form of a restricted stock grant, or partially in the form of a restricted stock grant and partially in the form of a stock option grant, as determined by the Board no later than December 31st of the calendar year immediately preceding the annual meeting of stockholders. In addition, our Board has the authority to authorize the issuance of restricted stock units in lieu of restricted stock for the Annual Award, with shares to be delivered when shares would have otherwise vested pursuant to the restricted stock grant. The Annual Award has a total fair market value on the date of grant (determined without regard to any vesting restriction) equal to the annual cash retainer then payable to each non-employee director, which is currently $125,000.

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Annual Option Grant. The number of shares of our common stock subject to the portion of the Annual Award that is in the form of an option grant (referred to in this Proposal 3 as the “Annual Option Grant”) is determined such that the aggregate “fair value” of the option, as determined under the option pricing model used to determine the value of stock-based compensation in our financial statements, is equal to the annual cash retainer then payable to each non-employee director minus the fair market value of the Annual Restricted Stock Grant (described below), if any, that is also to be issued to the director. Each Annual Option Grant vests in a series of 36 successive equal monthly installments upon the director’s completion of each additional month of Board service following the grant date.

•

Annual Restricted Stock Grant. The number of shares of our common stock subject to the portion of the Annual Award that is in the form of restricted stock or restricted stock units (in either case, referred to in this Proposal 3 as the “Annual Restricted Stock Grant”) is determined such that the aggregate fair market value of the annual restricted stock grant on the date of grant (determined without regard to any vesting restriction) is equal to the annual cash retainer then payable to each non-employee director minus the “fair value” of the Annual Option Grant, if any, that is also to be issued to the director. Each Annual Restricted Stock Grant vests in three equal annual installments on the dates immediately preceding each of the first three annual meetings of stockholders following the date of grant, subject to provision of continued Board service through each vesting date.

Interim Option Grant. Each non-employee director who is appointed to our Board on a date that is (1) not the date of an annual meeting of stockholders and (2) less than 11 months since the most recent annual meeting of stockholders, automatically receives, in addition to the Initial Option Grant described above, a non-statutory stock option to purchase shares of our common stock (referred to in this Proposal 3 as the “Interim Option Grant”) at the time of his or her initial appointment to our Board. The number of shares subject to each Interim Option Grant is determined so that the aggregate “fair value” of the option as determined under the option pricing model used to estimate the value of stock-based compensation in our financial statements is equal to (1) the annual cash retainer that would have been paid had the director been appointed to our Board at the most recent annual meeting of stockholders, but (2) reduced on a pro rata basis for each month prior to the grant date during which that person did not serve on our Board at any time during such month. As a result, the “fair value” of the option on the grant date is equal to the cash retainer the director would have earned for serving on our Board for the applicable portion of the year. Each Interim Option Grant vests in a series of 36 successive equal monthly installments upon the director’s completion of each additional month of Board service following the grant date.

Terms of Stock Options

Exercise Price. The exercise price of stock options granted under the Directors Plan is 100% of the fair market value of the common stock on the grant date. As of January 27, 2010, the closing price of our common stock as reported on the NASDAQ Stock Market was $21.53 per share.

Consideration. The exercise price of stock options granted under the Directors Plan may be paid, to the extent permitted by applicable law and the stock option agreement, in (1) cash or check, (2) by delivery of other shares of our common stock, (3) pursuant to a broker-assisted cashless exercise arrangement, or (4) pursuant to a net exercise arrangement.

Vesting. Options granted under the Directors Plan generally vest and become exercisable over the director’s continued service on our Board, specifically in four equal installments for the Initial Option Grant and 36 monthly installments for Annual Option Grants and Interim Option Grants. If a non-employee director’s service on our Board terminates due to permanent disability or death, the option may be exercised for an additional number of shares in which the director would have vested had he or she continued in Board service until the next annual meeting of stockholders.

Term. The maximum term of options granted under the Directors Plan is seven years.

Termination of Service. If a non-employee director’s service on our Board terminates, options granted under the Directors Plan generally terminate six months after termination of Board service, unless (1) termination from our Board is due to an individual’s permanent disability, in which case the option, to the extent vested at the date of termination, may be exercised for 12 months following termination, (2) an individual dies while serving on our Board or at any time within six months following termination of service on our Board, in which case the option, to the extent vested at the date of termination, may be exercised for 12 months following the date of death by the person or persons to whom the rights to exercise such option have passed, (3) issuance of the shares would violate Securities Act registration requirements, in which case the option may be exercised for six months following the date that such issuance would not violate Securities Act registration requirements, or (4) sale of the exercised option shares would violate our insider trading policy, in which case the option may be exercised for six months following the date that such sale of exercised shares would not violate our insider trading policy. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Options granted under the Directors Plan may not be transferred except by will or the laws of descent and distribution or as otherwise set forth in the applicable stock option agreement.

Terms of Restricted Stock Awards

Consideration. Restricted stock awards (including any restricted stock units) are granted in consideration for past or future services rendered to us.

Issuance of Shares. Restricted stock award shares may be issued immediately upon grant. Restricted stock awards shares may also be issued upon vesting of the award or upon a later specified date or event pursuant to a restricted stock unit award. At the time of grant, our Board determines whether the shares are to be issued immediately upon grant or issued upon a later date or event pursuant to a restricted stock unit award.

Vesting. Annual Restricted Stock Grants under the Directors Plan vest in equal annual installments over three years of continued service on our Board. Accordingly, shares issued under a restricted stock award are subject to forfeiture back to us (or cancellation of the restricted stock unit award) should an individual terminate service from our Board before vesting. If a non-employee director’s service on our Board terminates due to permanent disability or death, the award vests on an accelerated basis for that additional number of shares in which the participant would have vested had he or she continued in Board service until the next annual meeting of stockholders.

Termination of Service. Upon termination of a non-employee director’s service on our Board, any shares of common stock or stock units that have not vested as of the date of such termination are immediately forfeited back to us.

Restrictions on Transfer. Shares of restricted stock and stock unit awards granted under the Directors Plan may not be transferred except as set forth in the applicable restricted stock agreement or stock unit award agreement.

Changes to Capital Structure

If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (1) the maximum number and/or class of securities issuable under the Directors Plan, (2) the number and/or class of securities for which Stock Awards are to be subsequently made to both new and continuing non-employee directors, and (3) the number and/or class of securities and the exercise price per share in effect under each outstanding Stock Award under the Directors Plan. These adjustments will prevent the dilution or enlargement of benefits for participants.

Corporate Transactions; Changes in Control

In the event of a corporate transaction, the vesting of each outstanding Stock Award will automatically accelerate in full unless the stock option or our reacquisition rights with respect to the restricted stock award are assumed by or assigned to the successor corporation or its parent corporation. In the event an outstanding option is not assumed prior to the corporate transaction, such option will terminate and cease to remain outstanding if not exercised prior to the effective date of the corporate transaction. For purposes of the Directors Plan, a corporate transaction will be deemed to occur in the event of (1) a merger or consolidation in which we are not the surviving corporation, (2) the sale of all or substantially all of our assets in complete liquidation or dissolution of us or (3) any merger in which we are the surviving entity but become more than a 50%-owned subsidiary of another corporation.

In the event of a change in control, each Stock Award under the Directors Plan will automatically vest as to all shares subject to the Stock Award immediately prior to the effective date of the change in control. For purposes of the Directors Plan, a change in control will be deemed to occur in the event there is (1) the successful completion of a tender or exchange offer for securities possessing more than 50% of the total combined voting power of our outstanding securities, or (2) a change in the majority of our Board without the approval of the incumbent directors or their approved successors over a period of twenty-four (24) consecutive months or less.

The acceleration of vesting of Stock Awards in the event of a corporate transaction or change in our ownership or control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.

Duration, Termination and Amendment

Our Board may suspend or terminate the Directors Plan without stockholder approval or ratification at any time. Unless terminated sooner, the Directors Plan is scheduled to terminate on March 24, 2010, the day immediately prior to the date of the Annual Meeting. If stockholders approve the amendment to the Directors Plan, the Directors Plan shall expire on the day immediately prior to our 2015 Annual Meeting of Stockholders.

Our Board may amend or modify the Directors Plan at any time, subject to any required stockholder approval. Stockholder approval is required for any amendment that would (1) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or any securities exchange listing requirements; (2) increase the number of shares reserved for issuance under the Directors Plan; or (3) change any other provision of the Directors Plan in any other way if such change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or any securities exchange listing requirements.

Plan Benefits

The following table shows, for each of the named executive officers and the various groups indicated, the number of shares of restricted stock and stock options to purchase common stock granted under the Directors Plan during fiscal 2009, together with the weighted-average exercise price per share for the stock options.

Awards Granted to Certain Individuals and Groups under the Directors Plan in Fiscal 2009

Name and Position	Number of Shares of Restricted Stock Granted	Number of Options Granted	Weighted Average Exercise Price($)
All executive officers as a group (5 persons)(1)	—	—	—
All directors who are not executive officers as a group (7 persons)	46,963	—	—
All employees, excluding executive officers, as a group(1)	—	—	—

(1)	Employees, including executive officers, are not eligible to participate in the Directors Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income taxation consequences to non-employee directors and us with respect to participation in the Directors Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Non-Statutory Stock Options. No taxable income is generally recognized by a participant upon the grant or vesting of a non-statutory stock option under the Directors Plan. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the common stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.

Restricted Stock Awards. Upon the grant of a restricted stock award which is unvested and subject to reacquisition by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition right lapses, an amount equal to the fair market value of the shares on the dates the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the common stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount previously recognized as ordinary income in respect of such common stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is generally recognized upon receipt of a restricted stock unit award under the Directors Plan. In general, the participant will recognize ordinary income in the year in which the shares to be issued in respect of that unit are issued in an amount equal to the fair market value of the shares on the issuance date. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

PROPOSAL 4

RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP, our independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2010. KPMG LLP has audited our consolidated financial statements since fiscal 1992. Stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2010.

We expect that a KPMG LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Ratification of the selection of KPMG LLP requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “For” this Proposal 4. An “Abstention” vote will have the same effect as a vote “Against” this Proposal 3. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

Fees and Services of Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2009 and 2008, and fees billed for all other services rendered by KPMG LLP during such fiscal years.

	Year Ended October 31,
	2009	2008
	(in thousands)
Audit fees	$3,234	$3,540
Audit-related fees(1)	—	243
Tax fees(2)	114	18
All other fees	—	—

Total fees	$3,348	$3,801

(1)	Consists of fees for due diligence services.
(2)	Consists of fees for assistance with state tax proceedings and international tax compliance services relating to certain foreign subsidiaries.

Audit Committee Pre-Approval Policies and Procedures

As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee (referred to in this Proposal 4 as the “De Minimus Exception”). In addition, pursuant to Section 10A(i)(3) of the Securities Exchange Act of 1934, as amended, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson subsequently report the details of the services to the full Audit Committee. None of the non-audit services performed by KPMG LLP during fiscal 2009 and 2008 were performed pursuant to the De Minimus Exception.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

In this section, we analyze the material elements of our compensation program for our named executive officers, who are identified in the Summary Compensation Table on page 36 of this proxy statement. The purpose of this discussion is to provide the context necessary to understand the compensation of these senior executives, which is detailed in the tables and narratives that follow.

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued technology leadership and business success. The ultimate aim of our compensation program is to increase stockholder value. Our Compensation Committee determines the form and amount of compensation for our named executive officers with the following guiding principles in mind:

•	Provide competitive compensation that attracts and retains top-performing executive officers;

•	Create a direct link between achievement of our business plans or key objectives and the compensation of our named executive officers;

•	Motivate executives to achieve superior performance and deliver results that exceed our plan targets; and

•	Align the interests of executives and our stockholders through the use of long-term incentives, while managing stockholder dilution.

Key Processes and Considerations Regarding Compensation Programs

Our Compensation Committee determines all aspects of compensation for our named executive officers. For information about the Compensation Committee, please refer to information presented under the heading “Board Meetings and Committees” on page 51.

Compensation Timeline. In the first quarter of each fiscal year, the Compensation Committee determines the degree to which our named executive officers have earned incentive compensation awards granted in the prior fiscal year, based on achievement of company or individual performance metrics. At that time, the Compensation Committee also determines the elements of named executive officer compensation for the fiscal year that is underway.

Decision Support. Since September 2006, Radford, an Aon Consulting company, has served as the Compensation Committee’s compensation consultant, reporting directly to the Compensation Committee. Synopsys pays the fees for Radford’s services to the Compensation Committee, which for fiscal 2009 included:

•	Assisting in the selection of our peer group companies and applicable benchmarks;

•	Providing compensation survey data to benchmark executive compensation;

•	Reviewing compensation data collected by our human resources group, and advising on the data collection methodology for consistency with best practices;

•	Helping the Compensation Committee interpret compensation data;

•	Reviewing our management’s compensation recommendations;

•	Advising on the reasonableness and effectiveness of our executive officer compensation levels and programs; and

•	Assisting in the review of executive compensation disclosure in this proxy statement.

In addition, in 2009 Radford conducted a detailed review of the total remuneration package for our Chief Executive Officer, including comparison to chief executive officer compensation among our peer group companies and the total value of his equity holdings.

Radford also informed the Compensation Committee about emerging executive compensation trends that might not yet be reflected in available compensation data. Radford reports to the Compensation Committee and attends Compensation Committee meetings to respond to questions. Radford worked closely with our human resources department and management to access our data and review our compensation practices and philosophy. Radford provided Synopsys with benchmarking information regarding general employee compensation data and pay practices. During fiscal 2009, approximately 75% of the fees we paid to Radford was for its Compensation Committee services and the balance was for general employee compensation benchmarking data provided to our management. The Compensation Committee reviewed Radford’s consulting services to management and determined that these services did not constitute a conflict of interest or prevent Radford from being objective in its work for the Compensation Committee.

The Compensation Committee discussed named executive officer performance assessments and compensation targets that were recommended by our Chief Executive Officer, President and Chief Operating Officer, and our Senior Vice President of Human Resources. Radford reviewed those recommendations to ensure appropriate analysis and information were provided to the Compensation Committee. To assess the Chief Executive Officer’s performance, the Compensation Committee oversaw a comprehensive assessment process conducted by our Senior Vice President of Human Resources. Our Chief Executive Officer was not present for Compensation Committee discussion of his compensation.

Benchmarking. To support its objective of providing an executive compensation program that is sufficiently competitive to attract and retain key executives, the Compensation Committee evaluated executive compensation information from a specific group of comparable companies. This process allowed the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our named executive officers

The Compensation Committee identifies our executive compensation peer group annually, selecting companies that are similar to Synopsys in scale and complexity. In determining our fiscal 2009 peer group, the Compensation Committee selected fabless semiconductor companies and software companies, other than gaming software companies, with approximately 2,000 to 10,000 employees and with revenue during the previous twelve months of between $700 million and $3.0 billion (using revenue as an indicator of organizational complexity), which was approximately 0.5 to 2.0 times the projected revenue of Synopsys for fiscal 2009. The companies that comprised our fiscal 2009 executive compensation peer group were:

Altera Corporation Autodesk, Inc. BMC Software, Inc. Cadence Design Systems, Inc. Citrix Systems, Inc. Cypress Semiconductor Corporation Integrated Device Technology Intuit, Inc.	KLA Tencor Corporation LAM Research Corporation Linear Technology Corporation LSI Corporation Marvell Technology Corporation McAfee, Inc. Mentor Graphics Corporation	Microchip Technology Corporation Novell, Inc. Novellus Systems, Inc. Parametric Technology Corporation Sybase, Inc. VeriSign, Inc. Xilinx, Inc.

Based on guidance from Radford, our human resources executive compensation team gathered data about peer group executive compensation practices for the Compensation Committee. The primary source of information was the Radford Executive Compensation Survey, from which we collected data regarding peer group base salaries, bonuses and equity compensation for various executive positions. Peer group data was also obtained from Equilar, Inc., a compensation information service. The Compensation Committee used data from both sources when making its named executive officer compensation decisions. For fiscal 2009, in determining total target direct compensation of our named executive officers (base salary, cash-based incentives, and equity compensation), the

Compensation Committee used the 50th percentile of total direct compensation opportunities for executive officers at the peer group companies as a guide. The Compensation Committee may elect to set compensation above or below this benchmark, based on, among other factors, performance, position, experience and budget.

Pay-for-Performance. The Compensation Committee believes that pay-for-performance elements of our executive compensation program align the interests of our named executives with the interests of Synopsys and our stockholders. As illustrated by the following graphs, approximately 90% of our Chief Executive Officer’s total direct compensation is performance-based, and approximately 80% is performance-based for our other named executive officers:

The Compensation Committee emphasized the pay-for-performance principle to a greater degree with respect to the compensation of our Chief Executive Officer than our other named executive officers, because the Compensation Committee believed that doing so would better motivate him to achieve or exceed targets for our business and would align his incentives with the interests of stockholders. Accordingly, the Compensation Committee set Dr. de Geus’ base salary below the 25th percentile relative to our peer group, and set his cash incentive compensation such that his total target cash compensation was at approximately the 50th percentile of our peer group. Executive Officer pay practices within our peer group companies continually evolve, so the Compensation Committee will continue to evaluate our executive officers’ compensation in light of our pay-for-performance principle.

The total direct compensation of our named executive officers other than our Chief Executive Officer includes base salary, generally representing approximately 20% of total direct compensation, and performance-based cash incentives and performance-based equity incentives generally representing approximately 80% of total direct compensation (measured at target levels of performance, where applicable).

Other Compensation Practices

Share Ownership Guidelines. For many years, the Compensation Committee has held the belief that an effective way to align the interests of our executives with the interests of our stockholders is to recommend that executives acquire over time, and retain, a significant amount of our common stock. Our Board of Directors adopted share ownership guidelines in fiscal 2003, and amended them in September 2009 to expand the number of covered persons. The guidelines recommend that covered positions achieve share ownership levels within four years of appointment, and continue to own those shares as long as they are a covered person. The share ownership recommendations for our executives are as follows: Chief Executive Officer—50,000 shares; Chief Operating Officer—25,000 shares; Chief Financial Officer—10,000 shares; Senior Vice Presidents—10,000 shares; General Counsel—7,500 shares; all other Vice Presidents who are members of our corporate staff —7,500 shares; and Chief Accounting Officer—2,500 shares. Our directors are covered under similar guidelines as well. A description of the ownership guidelines for directors are set forth in the Corporate Governance section on page 52. As of January 27, 2010, each named executive officer held the requisite number of shares or had not yet been a covered person for four years.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount of compensation for certain highly compensated officers that we may deduct for federal income tax purposes in any one year. The Compensation Committee has determined not to limit executive compensation to amounts that are deductible under Section 162(m). However, in fiscal 2009, the Compensation Committee granted annual cash-based incentive awards, performance-based restricted stock units, and stock options, all of which were intended to qualify as “performance-based compensation” within the meaning of Section 162(m) and therefore exempt from the deduction limit.

Compensation Recovery Policy. In December 2008, our Board of Directors adopted a Compensation Recovery Policy, pursuant to which members of management may be required to return previously-paid compensation if that compensation was paid based on financial results that later had to be restated. The Compensation Recovery Policy provides that, to the extent the Board in its sole discretion determines appropriate and to the extent permitted by law, Synopsys may require any person who was subject to the policy when compensation was paid to reimburse all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after January 1, 2009, if (1) the compensation was based on achieving financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the Securities and Exchange Commission, and (2) less compensation would have been earned by the employee based on the restated financial results. Persons covered by this policy include all our executive officers and other members of management designated by our Board of Directors.

Elements of Executive Compensation

Our executive compensation program, consistent with past practice, includes the following elements:

•	Base salary;

•	Annual cash-based incentive awards; and

•	Equity-based awards.

We also provide broad-based employee benefits (including participation in our employee stock purchase plan) on the same terms as other employees. We also provide severance and change of control benefits to our named executive officers, but the Compensation Committee does not consider these benefits when making its determinations about other elements of our executive compensation program. In addition, the Compensation Committee may recognize extraordinary performance of named executive officers with discretionary cash or equity awards.

Base Salary

Base salary is cash compensation paid throughout the year, regardless of corporate performance or stockholder returns. The Compensation Committee believes that base salary should be set at levels that are sufficient to attract and retain strong talent in a competitive market for executives. To set base salaries, the Compensation Committee reviews peer group base salary data, and factors such as: the executive’s position, responsibility level, experience and past performance, objectives for the ensuing year, and the executive’s base compensation relative to other Synopsys executives and employees. Fiscal 2009 base salaries for our named executive officers other than our Chief Executive Officer were slightly below the 50th percentile for base salaries of similar positions in our peer group companies. Because the Compensation Committee particularly emphasized the pay-for-performance principle in setting Dr. De Geus’ compensation, his 2009 base salary was below the 25th percentile for our peer group, while his cash incentive compensation was between the 50th and 75th percentiles for total target cash compensation, so that his total target cash compensation was at approximately the 50th percentile of peer group chief executive officer compensation.

None of our named executive officers’ base salaries were increased in fiscal 2009.

Annual Cash-Based Incentive Awards

In fiscal 2009 as in past years, the Compensation Committee used cash-based incentive awards to motivate our named executive officers, with compensation based on achievement of annual financial targets set by the Compensation Committee to promote the interests of our stockholders under the pay-for-performance principle.

Target cash-based incentive compensation is the amount of cash incentive compensation that an executive could receive if performance metrics are achieved at the target level of performance. Each executive’s target cash-based incentive compensation is expressed as a percentage of the executive’s annual base salary. For fiscal 2009, target cash-based incentive compensation for each of the named executive officers was set at same level as for fiscal 2008, as follows:

Name	Title	Target Cash- Based Incentive Compensation (percentage of annual base salary)
Aart J. de Geus	Chief Executive Officer and Chairman of the Board of Directors	240%
Chi-Foon Chan	President and Chief Operating Officer	170%
Brian M. Beattie	Chief Financial Officer	125%
Joseph W. Logan	Senior Vice President, Worldwide Sales	145%
Brian E. Cabrera	Vice President, General Counsel and Corporate Secretary	60%

To promote a focus on building future revenue, pursuant to the 2009 Executive Incentive Plan as further described below, fiscal 2009 target incentive compensation for our named executive officers was enhanced if targeted fiscal 2011 revenue backlog was achieved, in which case each named executive officer’s target incentive compensation would be increased by 2.5%.

The Compensation Committee sets target cash incentive compensation for our executives at approximately the 50th to 75th percentile of peer group target cash incentives, except in the case of our Chief Executive Officer, Dr. de Geus. The Compensation Committee set Dr. de Geus’ target cash incentive above the 50th percentile of our peer group because his base salary was set below the 25th percentile. The Compensation Committee believes that placing a high percentage of Dr. de Geus’ total cash compensation as incentive compensation reinforces his drive to lead Synopsys to achieve its overall business objectives and increase stockholder value.

For fiscal 2009, the Compensation Committee selected company-level financial targets in order to focus executive attention on attaining financial objectives for our business and to foster teamwork among the members of our management team. The Compensation Committee established the 2009 Executive Incentive Plan as our cash incentive plan that sets forth the performance metrics to be achieved. No bonus would be paid if the level of weighted percentage achievement for our 2009 performance measures (revenue, non-GAAP operating margin and next-year revenue backlog, as described below) was below 90%. The Compensation Committee selected this performance threshold because it seeks to reward executives only when financial targets are achieved or largely achieved, and to reward above-target performance more aggressively. Additional cash-based incentives payments could also be earned if the fiscal 2011 revenue backlog target was achieved or exceeded. The maximum cash-based incentive payment under the 2009 Executive Incentive Plan was the lesser of 200% of the target bonus or $2.0 million. The Compensation Committee believes this incentive arrangement encourages our executive officers to maximize their efforts to achieve outstanding results.

The performance criteria targets and relative weighting under our 2009 Executive Incentive Plan were as follows:

Performance Criteria	Weight	Target	Achieved
Fiscal 2009 Revenue	33.33%	$1.404B	$1.360B
Fiscal 2009 Non-GAAP Operating Margin*	33.33%	23.6%	24.0%
Fiscal 2010 Revenue Backlog**	33.34%	****	****
Fiscal 2011 Revenue Backlog***	***	****	****

*	GAAP operating margin adjusted to eliminate the effect of share-based compensation, amortization of acquired intangible assets, in-process research and development charges, facilities realignment charges and a tax benefit from an IRS settlement.
**	Represents the portion of total backlog that we expected (as of the close of fiscal 2009) to recognize as revenue in fiscal year 2010.
***	Represents the portion of total backlog that we expected (as of the close of fiscal 2009) to recognize as revenue in fiscal year 2011. Failure to achieve this target would not adversely affect incentive payments.
****	Confidential.

The Compensation Committee considered these performance criteria the best indicators of financial performance and prospects for Synopsys. Consistent with our ratable revenue model, the Compensation Committee sought to encourage attention to both current year performance and near-term future revenue, and it weighted these three criteria equally to encourage management to focus on current financial goals while also being highly motivated to achieve near-term future benefits for Synopsys. The Compensation Committee selected fiscal 2009 revenue and fiscal 2009 non-GAAP operating margin as performance measures because they indicate current year performance. It selected fiscal 2010 revenue backlog as a performance measure because it indicates near-term future revenue. The Compensation Committee selected fiscal 2011 revenue backlog as an additional performance measure to encourage attention to revenue predictability in the longer term and adherence to our predictable business model. Performance on this fiscal 2011 revenue backlog measure can result in higher bonuses, but under-performance on this metric does not reduce bonuses.

The Compensation Committee set specific targets for each of the 2009 Executive Incentive Plan performance criteria based on our business operating plan. We consider our revenue backlog targets to be confidential, and disclosure of those targets would cause competitive harm to Synopsys. The Compensation Committee set targets that it believed should be achievable, in the absence of changes in overall economic conditions. In the past three fiscal years, executive incentive plan targets for the future year revenue backlog were achieved in fiscal 2007 and fiscal 2008, but not in fiscal 2009.

In December 2009, the Compensation Committee determined that the weighted achievement for fiscal 2009 revenue, fiscal 2009 non-GAAP operating margin and fiscal 2010 revenue backlog, in the aggregate, was 97.5%. In addition, the Compensation Committee determined that we did not achieve our fiscal 2011 revenue backlog target, therefore no additional incentive compensation was generated. For fiscal 2009, the Compensation Committee retained the right to reduce individual bonus payments, but did not exercise that right. Accordingly, under the 2009 Executive Incentive Plan formula, the target bonuses and actual bonuses paid to our named executive officers for fiscal 2009 were as follows:

Name	Target Bonus pursuant to 2009 Executive Incentive Plan	Fiscal 2009 Actual Bonus Paid pursuant to 2009 Executive Incentive Plan
Aart J. de Geus	$1,230,000	$1,035,000
Chi-Foon Chan	$784,125	$659,812
Brian M. Beattie	$512,500	$431,250
Joseph W. Logan	$530,889	$446,723
Brian E. Cabrera	$199,875	$168,188

Equity-Based Awards

In fiscal 2009 as in past years, the Compensation Committee used equity awards, including performance-based equity awards, to reward our named executive officers for success associated with longer-term strategies that increase stockholder value, and to promote commitment and retention. Our plan-based equity awards, consisting of both stock options and restricted stock units, generally vest over four years, which the Compensation Committee believes encourages retention of key leadership while aligning their interests with the interest of stockholders in our business growth and stock price appreciation. In fiscal 2009, approximately 50% of the value of our equity awards to named executive officers was in the form of stock options and 50% was in the form of restricted stock units. The Compensation Committee believes this ratio of performance based equity is appropriate because it provides a reasonable blend of near-term and long-term incentives to drive future stockholder return.

The Compensation Committee believes that stock options are an important form of long-term incentive compensation because they align the executive officer’s interests with stockholder interests in rising prices of our common stock, since the options have value only if our stock price increases over time. The Compensation Committee also observed that awards of restricted stock units are increasingly common at our peer group companies, in part because the intrinsic value of the restricted stock units have a retentive effect due to the fact that restricted stock units retain more value than stock options when our stock price declines.

The restricted stock units granted to named executive officers for fiscal 2009 were performance-based. The stock units vested in part (25%) if we attained $232.0 million of non-GAAP net income for fiscal 2009, with the remaining 75% subject to time-based vesting after the performance target is met. If the performance target was not met, these restricted stock units would have terminated. We used non-GAAP net income as the measure of performance for the initial vesting of these performance restricted stock units because we have used it in the past, and other performance measures, such as achievement of revenue and operating margin, are already incentivized through our cash-based incentive plan. In December 2009, the Compensation Committee determined that we achieved our fiscal 2009 non-GAAP net income target, so 25% of the fiscal 2009 restricted stock unit awards were immediately vested and the remainder vest in three equal annual installments, so long as the executive officer remains our employee.

The aggregate number of stock options and restricted stock units granted to our named executive officers is based on an estimated target value of the equity awards. The Compensation Committee believes that annual equity awards generally create strong incentives to drive future stockholder return, and determines annual equity awards for each executive with reference to our peer group benchmark. We generally set total equity-based compensation between the 50th and 75th percentile of peer group equity compensation for each executive. In addition to benchmarking, the Compensation Committee considers a broad range of factors in making equity awards, including individual performance, expected future contribution, the importance of the position to the success of our business in meeting our operating plan, and the value of the named executive officer’s unvested equity awards.

The Compensation Committee sets the exercise price of a stock option as the closing price of our common stock on the NASDAQ Stock Market on the date of the pre-scheduled Compensation Committee meeting at which the option is granted.

Special Recognition Awards

From time to time, the Compensation Committee considers circumstances that warrant grants of discretionary cash or equity awards, such as the need to attract a new executive to the team, to recognize a promotion to the executive team, to retain an executive, or to reward outstanding long-term or short-term contributions.

In December 2009, the Compensation Committee awarded special cash bonuses to each of our named executive officers. The Compensation Committee recognized the extraordinarily difficult economic times and extremely challenging business conditions under which we achieved 97.5% of the performance measures of the 2009 Executive Incentive Plan, which the Compensation Committee considered extraordinary results. In determining the discretionary bonuses, the Compensation Committee also considered the individual contributions for each named executive officer based on the recommendations of our Chief Executive Officer.

Dr. Aart de Geus, Chief Executive Officer and Chairman of the Board—Dr. de Geus demonstrated outstanding leadership by successfully navigating Synopsys through a period of unprecedented global economic decline. As a result, the Compensation Committee awarded Dr. de Geus an individual cash award of $212,438.

Dr. Chi-Foon Chan, President and Chief Operating Officer—Dr. Chan delivered superior results as he led the technology businesses and field organizations to achieve critical customer wins and substantial technology advancements. As a result, the Compensation Committee awarded Dr. Chan an individual cash award of $234,914.

Brian Beattie, Chief Financial Officer—In the face of the global economic recession, customer bankruptcies and customer requests for payment delays, Mr. Beattie ensured prudent cash management, timely collections and careful expense management. As a result, the Compensation Committee awarded Mr. Beattie an individual cash award of $116,369.

Joseph Logan, Senior Vice President of Worldwide Sales—Mr. Logan led our global sales force, accelerating our customer partnership initiative and enabling crucial transactions with several key customers in a very difficult business environment. As a result, the Compensation Committee awarded Mr. Logan an individual cash award of $150,634.

Brian Cabrera, Vice President, General Counsel and Corporate Secretary—Mr. Cabrera led Synopsys’ efforts to advance outstanding corporate governance practices and to expand our intellectual property portfolio. As a result, the Compensation Committee awarded Mr. Cabrera an individual cash award of $45,991.

Employee Stock Purchase Plan and Other Benefits

Employee Stock Purchase Plan. Our named executive officers are eligible to participate in our Employee Stock Purchase Plan, a broad-based plan that enables eligible employees to purchase shares of our common stock at a discounted price. The plan qualifies under Section 423 of the Internal Revenue Code and is therefore required to be made available to all U.S. employees, including executive officers, serving the requisite numbers of hours. The plan permits employees to acquire shares of our common stock through periodic payroll deductions of up to 10% of total cash compensation or a maximum of $7,500 per six-month purchase period. The price per share at which participating employees may purchase our common stock is 85% of the lesser of the fair market value of the shares at the beginning of a rolling two-year offering period or the end of each six-month purchase period, subject to a plan limit on the number of shares that may be purchased in a purchase period.

Tax-Qualified 401(k) Retirement Plan. Our named executive officers are eligible to participate in our tax-qualified 401(k) retirement plan on the same terms as other employees. We contribute $0.40 for every dollar an employee contributes to the plan, up to a maximum contribution of $1,500 per year.

Deferred Compensation Plans. Although executive officers are eligible to participate in our tax-qualified 401(k) retirement plan, the Internal Revenue Code limits the dollar amounts of deferrals and contributions by us that can be made to plan accounts. To compensate for these limitations, which apply in practice to more highly-compensated employees, the Compensation Committee established a deferred compensation program, administered through two deferred compensation plans, under which executive officers may elect to defer up to

50% of their base salary compensation and up to 100% of their annual bonus. Distributions from the deferred compensation plans are generally payable upon termination of employment over five to 15 years or as a lump sum payment at the option of the employee. Since the inception of the program, we have not made any matching or discretionary contributions to the plans. There are no provisions that provide for any guarantee or minimum return on investments. Undistributed amounts under the plans are subject to the claims of our creditors. The Compensation Committee offers this benefit to our named executive officers and other eligible employees because it provides a tax benefit for the participating employees at a relatively low cost to us and is a competitive benefit provided by a number of our peer companies.

Health and Welfare Benefits. We provide certain other employee benefits consisting of programs for employees generally, including health benefits, life insurance and other welfare benefits. We also paid whole life insurance premiums on behalf of certain executive officers in connection with an insurance component of our deferred compensation plans in order to obtain certain tax benefits for us.

Severance and Change of Control Benefits

Equity Plans. Our equity plans provide that the vesting of equity awards for all employees accelerate in the event the plans are not assumed, continued or substituted by the surviving or acquiring company following specified corporate transactions, including a sale or other disposition of more than 50% of our outstanding securities, a sale or disposition of all or substantially all of our assets, a merger or consolidation after which we are not the surviving corporation, or a merger or consolidation after which we are the surviving corporation, but our outstanding shares are converted into other property.

Executive Change of Control Severance Benefit Plan. Our Executive Change of Control Severance Benefit Plan, which was originally approved by our Board of Directors in fiscal 2006, provides for compensation to key employees other than Dr. de Geus and Dr. Chan in the event of a qualifying termination of employment in connection with a change of control of Synopsys. The purpose of this plan is to protect the interests of our executives while encouraging them to continue to fulfill our objectives during and following a change of control. The plan was amended and restated in May 2008, among other things to bring the plan into compliance with Section 409A of the Internal Revenue Code. The plan was also amended and restated in December 2008 to clarify that our current executive officers, certain prior executive officers and our Chief Accounting Officer continue to be eligible to participate in the plan.

We believe that the protections afforded under the Executive Change of Control Severance Benefit Plan help us recruit and retain key employees, and are consistent with those offered by the companies in our peer group. The plan provides benefits only if our executive’s employment is terminated without “cause” within 30 days before or 12 months after a change of control or there is a “constructive termination” of the executive’s employment within 12 months after a change of control. In addition to any unpaid salary, bonus or benefits to which the executive otherwise is entitled, the plan would pay: a cash severance payment equal to one year of base salary; one to two times the executive’s target annual bonus, depending upon the timing of the termination within our fiscal year; a cash payment equal to the estimated cost of health care premiums for one year; and full acceleration of all unvested equity awards held by the executive at the time of termination. The plan does not provide any benefits if the executive’s employment termination is voluntary or for cause. We are not required to pay any tax gross-up amounts under the plan, and we believe the plan does not provide for any excess parachute payments under section 280G of the Internal Revenue Code.

Under the Executive Change of Control Severance Benefit Plan, “cause” for termination generally means an executive’s commission of certain acts of dishonesty, negligence or willful misconduct, commission of a felony or an act of moral turpitude, or continuing failure to perform his or her job duties or to fulfill his or her obligations to Synopsys. A constructive termination is an executive’s resignation within 60 days following a reduction in duties, salary, authority or responsibilities, or a relocation of more than 75 miles, in each case without the executive’s consent.

A change of control is defined generally under the plan as the acquisition by a third party of more than 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent in each case in the same proportion as their ownership of our voting securities immediately prior to the transaction; the approval by our stockholders or board of directors of a plan of complete dissolution or liquidation or a complete dissolution or liquidation otherwise occurs; a disposition of all or substantially all of our assets other than to an entity of which more than 50% of the voting securities are owned by stockholders of Synopsys; or members of our board of directors (including new directors approved or recommended by a majority of the board) cease to constitute at least a majority of the board.

An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. In addition, benefits provided to our executives under the plan are subject to immediate termination and return by the executive in the event of certain actions by the executive, including the executive’s breach of our proprietary information or confidentiality agreement, breach of certain non-solicitation and non-compete agreements, or interference with any existing business relationship with our customers, suppliers, or other third parties.

Change of Control Arrangements for Aart de Geus and Chi-Foon Chan. Our change of control arrangements with Dr. de Geus and Dr. Chan are included in their respective employment agreements and accordingly they do not participate in the Executive Change of Control Severance Benefit Plan. These agreements were originally entered into with Dr. de Geus and Dr. Chan in fiscal 1997 to provide them additional financial security and thereby retain their services in the event of a change of control of Synopsys. The agreements were amended and restated in May 2008 to bring the agreements into compliance with Section 409A of the Internal Revenue Code and to harmonize the treatment of equity awards held by these two top executives with the treatment of similar awards held by our other executives. The effect of this harmonization is that in the event of a qualifying termination of employment following a Synopsys change in control, all unvested equity awards held by Dr. de Geus and Dr. Chan will immediately become fully vested. Each agreement provides that, in the event of an “involuntary termination” other than for “cause” within 24 months following a Synopsys change of control, the executive will receive: a cash payment equal to two times his base compensation for the current fiscal year or the immediately preceding fiscal year, whichever is greater; a cash payment equal to two times his target incentive for the current fiscal year or, if there is no target incentive in effect for the current fiscal year, the highest target incentive in the preceding three fiscal years; the estimated cash value of his health care premiums for 18 months; and full acceleration of all unvested stock options and other equity awards. The executive must sign a release of claims in order to receive any severance payments. We are not required to pay any tax gross-up amounts under our change of control agreements with Dr. de Geus and Dr. Chan, and we believe these agreements do not provide for any excess parachute payments under section 280G of the Internal Revenue Code.

Dr. de Geus and Dr. Chan’s agreements also provide for severance benefits in the event of an “involuntary termination” other than for “cause” outside the 24-month period following a change of control. In this event, the executive would receive: a cash payment equal to his base compensation during the fiscal year or immediately preceding fiscal year, whichever is greater; a cash payment equal to the target incentive then in effect or, if there is no target incentive in effect for such year, the highest target incentive in the three preceding years provided the executive does not engage in misconduct (generally conduct harmful to our interests, including disclosure of confidential information, disparagement or direct competition) for six months following the termination date; and the estimated cash value of his health care premiums for 12 months. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. The agreements do not provide any benefits if the termination is voluntary or for cause.

Under these agreements, “cause” for termination has a similar meaning as it does under the Executive Change of Control Severance Benefit Plan, and an “involuntary termination” includes, in addition to any termination not for cause, a reduction in duties, authority, responsibilities, reporting relationship or base compensation, a relocation of more than 50 miles, a material breach of the agreement by Synopsys or any successor, or the failure of Synopsys to obtain the assumption of the agreement by a successor.

A “change of control” is defined generally under the agreements as the acquisition by a third party of 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent; the approval by our stockholders of a plan of complete liquidation of Synopsys or of an agreement for the sale or disposition of all or substantially of our assets, or, during a two-year period, members of our Board of Directors (including new directors approved or recommended by a majority the Board) cease to constitute at least a majority of the Board.

The Compensation Committee has reviewed the appropriateness of our severance and change of control benefits with its compensation consultant and believes that such benefits are fair and consistent with market practices.

SUMMARY COMPENSATION TABLE

The following table shows compensation awarded to, paid to, or earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, as determined by reference to compensation for fiscal 2009, for services performed during fiscal 2009, fiscal 2008 and fiscal 2007. We refer to these executive officers as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)(3)
Aart J. de Geus	2009	$500,000	$212,438	$1,234,188	$1,553,705	$1,035,000	(4)	$1,500	(5)	$4,536,831
Chief Executive Officer	2008	$500,000	—	$861,244	$1,714,311	$1,415,800	(6)	$1,500	(5)	$4,492,855
	2007	$458,654	—	$320,458	$1,849,768	$1,610,000	(7)	$1,500	(5)	$4,240,380

Chi-Foon Chan	2009	$450,000	$234,914	$693,272	$815,258	$659,812	(4)	$19,163	(8)	$2,872,419
President and Chief Operating Officer	2008	$450,000	—	$429,814	$993,067	$902,600	(6)	$60,731	(8)	$2,836,212
	2007	$428,077	—	$148,360	$1,173,538	$1,080,000	(7)	$16,840	(8)	$2,846,815

Brian M. Beattie	2009	$400,000	$116,369	$446,992	$856,956	$431,250	(4)	$1,700	(9)	$2,253,267
Chief Financial Officer	2008	$400,000	—	$322,961	$833,267	$589,900	(6)	$1,500	(5)	$2,147,628
	2007	$382,212	—	$142,426	$832,094	$578,000	(7)	$1,500	(5)	$1,936,232

Joseph W. Logan(10)	2009	$357,200	$150,634	$335,975	$377,223	$446,723	(4)	$27,968	(11)	$1,695,723
Senior Vice President, Worldwide Sales	2008	$357,200	—	$194,223	$326,513	$611,100	(6)	$43,666	(12)	$1,532,702

Brian E. Cabrera(13)	2009	$325,000	$45,991	$205,505	$291,712	$168,188	(4)	$1,500	(5)	$1,037,896
Vice President, General Counsel and Corporate Secretary

(1)	There were 52 weeks in fiscal 2009 and fiscal 2008 and 53 weeks in fiscal 2007. Reported amounts in this table represent 52 weeks of payments for fiscal 2009 and fiscal 2008 and 53 weeks of payments for fiscal 2007, respectively, to each named executive officer. Accordingly, for fiscal 2007, such payments represent an amount larger than their annual base salary due to the additional week.
(2)	The dollar amounts shown for stock awards and option awards represent the dollar amount of those awards recognized for financial statement reporting purposes with respect to fiscal 2009, fiscal 2008 and fiscal 2007 in accordance with the applicable Accounting Standard Codification 718, Stock Compensation, excluding the effect of forfeitures. These amounts do not reflect whether the named executive officers have actually realized a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 8 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission on December 18, 2009. In accordance with the rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are generally consistent with the types of investment opportunities provided to our employees under the tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.
(4)	Amounts consist of cash-based incentive compensation earned pursuant to the 2009 Executive Incentive Plan for services rendered in fiscal 2009.
(5)	Amount reflects matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based employee participation.
(6)	Amounts consist of cash-based incentive compensation earned pursuant to the 2008 Executive Incentive Plan for services rendered in fiscal 2008.
(7)

Amounts consist of cash-based incentive compensation earned for services rendered in fiscal 2007. The amounts paid under the 2007 Executive Incentive Plan were $1,500,000 for Dr. de Geus, $1,000,000 for

Dr. Chan, and $525,000 for Mr. Beattie. The amounts paid under the Operating Plan Incentive were $110,000 for Dr. de Geus, $80,000 for Dr. Chan and $53,000 for Mr. Beattie.
(8)	Amounts consist of $1,500 in matching contributions made by Synopsys in fiscal 2007, fiscal 2008 and fiscal 2009 under the tax-qualified 401(k) plan which provides for broad-based employee participation, as well as $15,340 in fiscal 2007, $59,231 in fiscal 2008, and $17,663 in fiscal 2009, respectively, relating to a whole life insurance premium paid on Dr. Chan’s behalf. We have paid this life insurance premium for certain executive officers in connection with an insurance component of our deferred compensation plans in order to obtain certain tax benefits for Synopsys. As a result, Dr. Chan has forgone life insurance coverage that we provide to our employees generally. The $15,340 for fiscal 2007, the $59,231 for fiscal 2008, and the $17,663 for fiscal 2009, respectively, represents the pro rata portion of the aggregate premium allocated to Dr. Chan based on the portion of the total benefit payable in the event of his death. Synopsys was the largest beneficiary under this policy. Dr. Chan’s beneficiaries would have received 2.5 times his annual salary in the event of his death. Dr. Chan’s life insurance policy under the deferred compensation plan was terminated on October 26, 2009 and beginning as of such date he is covered under Synopsys’ employee-wide group term life insurance plan.
(9)	Amount reflects $200 in matching charitable contributions made by The Synopsys Foundation on behalf of Mr. Beattie in fiscal 2009 and $1,500 in matching contributions made by Synopsys in fiscal 2009 under the tax-qualified 401(k) plan, which provides for broad-based employee participation.
(10)	Mr. Logan was not a named executive officer in fiscal 2007. Accordingly, compensation information for Mr. Logan is provided only for fiscal 2008 and fiscal 2009.
(11)	Amount reflects $26,468 for certain relocation expenses resulting from a relocation assistance agreement in March 2007 and $1,500 in matching contributions made by Synopsys in fiscal 2009 under Synopsys’ tax-qualified 401(k) plan, which provides for broad-based employee participation.
(12)	Amount reflects $32,000 for certain relocation expenses resulting from a relocation assistance agreement in March 2007, $9,687 for the reimbursement of taxes paid by Mr. Logan pursuant to Section 409A of the Internal Revenue Code, a non-cash award of $479, and $1,500 in matching contributions made by Synopsys in fiscal 2008 under Synopsys’ tax-qualified 401(k) plan, which provides for broad-based employee participation.
(13)	Mr. Cabrera was not a named executive officer in fiscal 2007 or fiscal 2008. Accordingly, compensation information for Mr. Cabrera is provided only for fiscal 2009.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2009 to our named executive officers, including cash awards and equity awards. The equity awards to our named executive officers in fiscal 2009 were granted under our 2006 Employee Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)`	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Threshold ($)	Target (#)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	12/9/2008	$600,000	$1,230,000	$2,000,000	—	—	—	—	—	—	—
	12/10/2008	—	—	—	—	79,800	79,800	—	—	—	$1,407,672
	12/10/2008	—	—	—	—	—	—	—	240,000	$17.64	$1,666,416

Chi-Foon Chan	12/9/2008	$382,500	$784,125	$1,530,000	—	—	—	—	—	—	—
	12/10/2008	—	—	—	—	43,300	43,300	—	—	—	$763,812
	12/10/2008	—	—	—	—	—	—	7,900	—	—	$139,356
	12/10/2008	—	—	—	—	—	—	—	130,000	$17.64	$902,642

Brian M. Beattie	12/9/2008	$250,000	$512,500	$1,000,000	—	—	—	—	—	—	—
	12/10/2008	—	—	—	—	26,600	26,600	—	—	—	$469,224
	12/10/2008	—	—	—	—	—	—	—	80,000	$17.64	$555,472

Joseph W. Logan	12/9/2008	$258,970	$530,889	$1,035,880	—	—	—	—	—	—	—
	12/10/2008	—	—	—	—	25,000	25,000	—	—	—	$441,000
	12/10/2008	—	—	—	—	—	—	4,000	—	—	$70,560
	12/10/2008	—	—	—	—	—	—	—	75,000	$17.64	$520,755

Brian E. Cabrera	12/9/2008	$97,500	$199,875	$390,000	—	—	—	—	—	—	—
	12/10/2008	—	—	—	—	11,600	11,600	—	—	—	$204,624
	12/10/2008	—	—	—	—	—	—	—	35,000	$17.64	$243,019

(1)	Represents possible payouts for fiscal 2009 under the 2009 Executive Incentive Plan. Under the 2009 Executive Incentive Plan, bonuses paid to named executive officers are dependent on the level of achievement of certain performance targets. The amounts listed under the “Threshold” column represent the bonuses payable to named executive officers under the 2009 Executive Incentive Plan at 90% weighted average achievement of certain performance targets (fiscal 2009 revenue target, fiscal 2009 non-GAAP operating margin target and fiscal 2010 revenue backlog target, which are collectively referred to here as Corporate Financial Performance Goals). If the level of weighted average achievement of such performance targets is below 90%, no bonus is paid. The amounts listed under the “Target” column represent the bonuses payable to named executive officers under the 2009 Executive Incentive Plan at 100% weighted average achievement of the Corporate Financial Performance Goals and 100% achievement of fiscal 2011 revenue backlog target. The amounts listed under the “Maximum” column represent the maximum bonus amounts payable to named executive officers under the Executive Incentive Plan, which amounts are the lesser of $2 million or 200% of the executive’s annual target cash-based incentive compensation. Actual bonuses received by the named executive officers for fiscal 2009 are reported in the Summary Compensation Table on page 36 under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Represents stock awards that are eligible to vest only upon achievement of pre-established performance goals. Such awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. The vesting criteria was achievement of $232.0 million of non-GAAP net income for fiscal 2009, as further described in the “Equity-Based Awards” discussion in the Compensation Discussion and Analysis section on page 31. This goal was achieved and, accordingly, 25% of the target awards vested subsequent to the fiscal year end, on December 4, 2009, and the remaining 75% are scheduled to vest in three equal, annual installments beginning on December 8, 2010, so long as the named executive officer provides continuous services to us.
(3)

Represents stock awards that are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such restricted stock units vested with respect to  1/2 of the shares on the first anniversary of the grant date and the remaining shares will vest on the second anniversary of the grant date, so long as the named executive officer provides continuous services to us. These stock awards were provided for special recognition of services rendered by the named executive officer during fiscal 2008.

(4)

 1/16th of each of these non-statutory stock options vested on the three month anniversary of the grant date and will continue vesting as to  1/48th per month thereafter, so long as the named executive officer provides continuous services to us.

(5)	Represents the closing price per share of our common stock as reported on the NASDAQ Stock Market on December 10, 2008, the effective date of grant.
(6)	Represents the fair value of the stock and option awards on the grant date. For information on the assumptions used to calculate the fair value of the awards, refer to Note 8 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission on December 18, 2009. These amounts do not correspond to the actual value that will be realized by the named executive officer upon vesting or exercise of such award.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

The following table summarizes the number of securities underlying outstanding equity awards for our named executive officers as of October 31, 2009:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aart J. de Geus	3/8/2000	300,000	—		—	$19.750000	3/8/2010	—		—	—		—
	5/23/2000	140,000	—		—	$21.343750	5/23/2010	—		—	—		—
	8/2/2000	760,000	—		—	$16.125000	8/2/2010	—		—	—		—
	2/28/2001	60,000	—		—	$27.156250	2/28/2011	—		—	—		—
	5/25/2001	57,000	—		—	$30.685000	5/25/2011	—		—	—		—
	8/28/2001	54,000	—		—	$23.720000	8/28/2011	—		—	—		—
	12/17/2001	116,000	—		—	$28.085000	12/17/2011	—		—	—		—
	2/26/2002	31,000	—		—	$24.700000	2/26/2012	—		—	—		—
	5/28/2002	36,000	—		—	$25.735000	5/28/2012	—		—	—		—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—		—	—		—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—		—	—		—
	2/25/2003	16,500	—		—	$20.460000	2/25/2013	—		—	—		—
	5/27/2003	16,600	—		—	$29.280000	5/27/2013	—		—	—		—
	8/26/2003	11,500	—		—	$33.295000	8/26/2013	—		—	—		—
	12/10/2003	26,800	—		—	$32.670000	12/10/2013	—		—	—		—
	2/24/2004	11,700	—		—	$29.880000	2/24/2014	—		—	—		—
	5/26/2004	9,300	—		—	$29.870000	5/26/2014	—		—	—		—
	12/17/2004	140,000	—		—	$18.550000	12/17/2011	—		—	—		—
	12/6/2005	191,666	8,334	(2)	—	$20.730000	12/6/2012	—		—	—		—
	12/6/2005	90,000	—		—	$20.730000	12/6/2012	—		—	—		—
	12/5/2006	115,458	47,542	(2)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	27,000	(3)	$594,540	—		—
	12/10/2007	80,208	94,792	(2)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	63,000	(4)	$1,387,260	—		—
	12/10/2008	50,000	190,000	(2)	—	$17.640000	12/10/2015	—		—	—		—
	12/10/2008	—	—		—	—	—	—		—	79,800	(5)	$1,757,196

Chi-Foon Chan	2/28/2001	50,000	—		—	$27.156250	2/28/2011	—		—	—		—
	5/25/2001	47,000	—		—	$30.685000	5/25/2011	—		—	—		—
	8/28/2001	45,000	—		—	$23.720000	8/28/2011	—		—	—		—
	12/17/2001	96,000	—		—	$28.085000	12/17/2011	—		—	—		—
	2/26/2002	25,400	—		—	$24.700000	2/26/2012	—		—	—		—
	5/28/2002	32,000	—		—	$25.735000	5/28/2012	—		—	—		—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—		—	—		—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—		—	—		—
	2/25/2003	15,150	—		—	$20.460000	2/25/2013	—		—	—		—
	5/27/2003	15,200	—		—	$29.280000	5/27/2013	—		—	—		—
	8/26/2003	10,500	—		—	$33.295000	8/26/2013	—		—	—		—
	12/10/2003	22,600	—		—	$32.670000	12/10/2013	—		—	—		—
	2/24/2004	9,600	—		—	$29.880000	2/24/2014	—		—	—		—
	5/26/2004	7,700	—		—	$29.870000	5/26/2014	—		—	—		—
	12/17/2004	50,000	—		—	$18.550000	12/17/2011	—		—	—		—
	12/6/2005	95,833	4,167	(2)	—	$20.730000	12/6/2012	—		—	—		—
	12/6/2005	60,000	—		—	$20.730000	12/6/2012	—		—	—		—
	12/5/2006	53,125	21,875	(2)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	12,500	(3)	$275,250	—		—
	12/10/2007	45,833	54,167	(2)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	33,000	(4)	$726,660	—		—
	12/10/2008	27,083	102,917	(2)	—	$17.640000	12/10/2015	—		—	—		—
	12/10/2008	—	—		—	—	—	—		—	43,300	(5)	$953,466
	12/10/2008	—	—		—	—	—	7,900	(6)	$173,958	—		—

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Brian M. Beattie	1/17/2006	210,937	14,063	(7)	—	$21.150000	1/17/2013	—		—	—		—
	1/17/2006	40,000	—		—	$21.150000	1/17/2013	—		—	—		—
	12/5/2006	49,583	20,417	(2)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	12,000	(3)	$264,240	—		—
	12/10/2007	27,500	32,500	(2)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	20,625	(4)	$454,163	—		—
	12/10/2008	16,666	63,334	(2)	—	$17.640000	12/10/2015	—		—	—		—
	12/10/2008	—	—		—	—	—	—		—	26,600	(5)	$585,732

Joseph W. Logan	9/19/2002	3,500	—		—	$21.120000	9/19/2012	—		—	—
	10/15/2004	417	—		—	$16.180000	10/15/2011	—		—	—		—
	12/10/2004	1,750	—		—	$18.230000	12/10/2011	—		—	—		—
	12/2/2005	8,396	542	(2)	—	$21.100000	12/2/2012	—		—	—		—
	9/13/2006	14,167	9,167	(2)	—	$19.340000	9/13/2013	—		—	—		—
	12/5/2006	28,333	11,667	(2)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	7,000	(3)	$154,140	—		—
	12/10/2007	16,041	18,959	(2)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	12,750	(4)	$280,755	—		—
	12/10/2008	15,625	59,375	(2)	—	$17.640000	12/10/2015	—		—	—		—
	12/10/2008	—	—		—	—	—	—		—	25,000	(5)	$550,500
	12/10/2008	—	—		—	—	—	4,000	(6)	$88,080	—		—

Brian E. Cabrera	6/7/2006	50,000	10,000	(8)	—	$19.760000	6/7/2013	—		—	—		—
	12/5/2006	21,250	8,750	(2)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	5,000	(3)	$110,100	—		—
	12/10/2007	12,833	15,167	(2)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	10,500	(4)	$231,210	—		—
	12/10/2008	7,292	27,708	(2)	—	$17.640000	12/10/2015	—		—	—		—
	12/10/2008	—	—		—	—	—	—		—	11,600	(5)	$255,432

(1)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $22.02 on October 30, 2009, the last trading day of fiscal 2009, as reported on the NASDAQ Stock Market.
(2)

Option vests at a rate of 1/16th on the third monthly anniversary of the grant date and 1/48th per month thereafter, so long as the named executive officer provides continuous services to us. Accordingly:

•

6.25% of the underlying shares for the stock options granted on December 2, 2005 became exercisable on March 2, 2006 and approximately 2% became exercisable each month thereafter until fully vested on December 2, 2009;

•

6.25% of the underlying shares for the stock options granted on December 6, 2005 became exercisable on March 6, 2006 and approximately 2% became exercisable each month thereafter until fully vested on December 6, 2009;

•

6.25% of the underlying shares for the stock options granted on September 13, 2006 became exercisable on December 16, 2006 and approximately 2% became and, so long as the named executive officer provides continuous services to us, will become, exercisable each month thereafter until fully vested on September 13, 2010;

•

6.25% of the underlying shares for the stock options granted on December 5, 2006 became exercisable on March 5, 2007 and approximately 2% became and, so long as the named executive officer provides continuous services to us, will become, exercisable each month thereafter until fully vested on December 5, 2010;

•

6.25% of the underlying shares for the stock options granted on December 10, 2007 became exercisable on March 10, 2008 and approximately 2% became and, so long as the named executive officer provides continuous services to us, will become, exercisable each month thereafter until fully vested on December 10, 2011.

•

6.25% of the underlying shares for the stock options granted on December 10, 2008 became exercisable on March 10, 2009 and approximately 2% became and, so long as the named executive officer provides continuous services to us, will become, exercisable each month thereafter until fully vested on December 10, 2012.

(3)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $189 million of non-GAAP net income for fiscal 2007. This goal was achieved, and accordingly, 25% of the awards vested on December 6, 2007, December 8, 2008 and December 8, 2009, respectively, and the remaining 25% are scheduled to vest on December 8, 2010, so long as the named executive officer provides continuous services to us.
(4)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $242.6 million of non-GAAP net income for fiscal 2008. This goal was achieved, and accordingly, 25% of the awards vested on December 3, 2008 and December 4, 2009 and the remaining 50% are scheduled to vest in two equal, annual installments beginning December 4, 2010, so long as the named executive officer provides continuous services to us.
(5)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $232.0 million of non-GAAP net income for fiscal 2009, as further described in the “Equity-Based Awards” discussion in the Compensation Discussion and Analysis section on page 31. This goal was achieved, and accordingly, 25% of the awards vested subsequent to the fiscal year end, on December 4, 2009, and the remaining 75% are scheduled to vest in three equal, annual installments beginning December 8, 2010, so long as the named executive officer provides continuous services to us.
(6)

These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. These stock awards vested with respect to  1/2 of the shares on December 8, 2009 and the remaining shares will vest on December 8, 2010, so long as the named executive officer provides continuous services to us.

(7)	25% of the underlying shares for such stock option became exercisable on January 17, 2007 and 1/48th of the shares became exercisable each month thereafter until fully vested on January 17, 2010.
(8)

25% of the underlying shares for such stock option became exercisable on June 7, 2007 and 1/48th of the shares became and, so long as the named executive officer provides continuous services to us, will become, exercisable each month thereafter until fully vested on June 7, 2010.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our named executive officers during fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)(3)
Aart J. de Geus	—	—	34,500	$548,550
Chi-Foon Chan	251,954	$496,936	17,250	$273,240
Brian M. Beattie	—	—	12,875	$206,704
Joseph W. Logan	292	$2,035	7,750	$124,193
Brian E. Cabrera	—	—	6,000	$95,715

(1)	The value realized on exercise equals the difference between (a) either (i) the actual sales price of our common stock underlying the options exercised if the shares were immediately sold or (ii) the closing price per share of our common stock as reported on the NASDAQ Stock Market on the date of exercise if the shares were held and (b) the applicable exercise price of such options.
(2)	Such number of shares represents the gross number of shares acquired by the named executive officer on the vesting date. However, the named executive officer actually receives a fewer number of shares representing such gross shares less shares withheld by Synopsys for taxes.
(3)	The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Stock Market on the vesting date multiplied by the number of shares acquired on vesting.

NON-QUALIFIED DEFERRED COMPENSATION

We maintain a non-qualified deferred compensation program for a select group of management or highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered in the form of two plans: the Synopsys Deferred Compensation Plan (referred to in this Proxy Statement as the “Deferred Compensation Plan I”) and the Synopsys, Inc. Amended and Restated Deferred Compensation Plan II (referred to in this Proxy Statement as the “Deferred Compensation Plan II”). The amount of earnings (or losses) that accrue on a participant’s account under either the Deferred Compensation Plan I or the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under both plans consist of various investment funds that are generally consistent with the types of investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under either plan. We have entered into a trust agreement, with a third party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.

The Deferred Compensation Plan I administers the elective deferrals made by eligible employees, including Dr. Chan, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I; however, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I as of December 31, 2004. All accrued balances maintained under the Deferred Compensation Plan I are fully vested. Amounts may be withdrawn from the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals subject to a 10% forfeiture.

The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Internal Revenue Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of variable cash compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, in our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn from the Deferred Compensation Plan II pursuant to elections made by the participants in accordance with the terms of the plan. Payments may be made in the form of lump sum payments or installments. Payment triggers include pre-scheduled in-service withdrawals, death, disability, separation from service and a change in control of Synopsys.

The following table shows certain information for the named executive officers under the Deferred Compensation Plans:

Name	Executive Contributions in Fiscal 2009 ($)(1)		Synopsys, Inc. Contributions in Fiscal 2009 ($)	Aggregate Earnings in Fiscal 2009 ($)(2)		Aggregate Withdrawals/ Distributions in Fiscal 2009 ($)		Aggregate Balance at End of Fiscal 2009 ($)
Aart J. de Geus	$—		$—	$—		$—		$—
Chi-Foon Chan	$465,146	(3)	—	$582,498	(4)	$1,693,604	(5)	$3,886,403	(6)
Brian M. Beattie	$300,000	(7)	—	$107,302	(8)	—		$560,087	(9)
Joseph W. Logan	—		—	—		—		—
Brian E. Cabrera	$16,250	(10)	—	$5,437	(8)	$65,374	(5)	$33,094	(11)

(1)	All contributions in fiscal 2009 were made under the Deferred Compensation Plan II.
(2)	Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 36.

(3)	Consists of $13,846 of salary and $451,300 of variable compensation reported in the Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2008 although paid in fiscal 2009, respectively.
(4)	Of these aggregate earnings, as of the end of fiscal 2009, $484,723 was accrued under the Deferred Compensation Plan I, and $97,775 was accrued under the Deferred Compensation Plan II.
(5)	All aggregate withdrawals and/or distributions were from the Deferred Compensation Plan II in fiscal 2009.
(6)	Includes (a) $13,846 of salary and $451,300 of variable compensation reported in the Summary Compensation Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2008 and paid in fiscal 2009 and (b) $93,231 of salary and $540,000 of variable compensation reported in the Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2007 and paid in fiscal 2008. Of this aggregate balance, as of the end of fiscal 2009, $3,341,275 was subject to the Deferred Compensation Plan I and $545,129 was subject to the Deferred Compensation Plan II.
(7)	Consists of $300,000 of variable compensation reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2008 although paid in fiscal 2009.
(8)	All aggregate earnings were accrued under the Deferred Compensation Plan II as of the end of fiscal 2009.
(9)	Includes (a) $300,000 of variable compensation reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2008 and paid in fiscal 2009 and (b) $246,375 of variable compensation reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2007 and paid in fiscal 2008. The entire aggregate balance at the end of fiscal 2009 was subject to the Deferred Compensation Plan II.
(10)	Consists of $16,250 of salary reported in the Summary Compensation Table under the column entitled “Salary” for services earned in fiscal 2008 although paid in fiscal 2009.
(11)	Includes (a) $16,250 of salary reported in the Summary Compensation Table under the column entitled “Salary” for services earned in fiscal 2008 and paid in fiscal 2009 and (b) $19,904 of salary and $85,750 of variable compensation reported in the Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation” for services earned in fiscal 2007 and paid in fiscal 2008. The entire aggregate balance at the end of fiscal 2009 was subject to the Deferred Compensation Plan II.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Set forth below is a description of potential payments that are issuable to named executive officers upon (1) the named executive officer’s involuntary termination not in connection with a change of control of Synopsys and which are payable pursuant to certain employment agreements, (2) the named executive officer’s involuntary termination in connection with a change of control of Synopsys and which are payable pursuant to certain employment agreements or the Executive Change of Control Severance Benefit Plan, as applicable to the respective named executive officer, and (3) a change of control of Synopsys in which the named executive officer’s employment is not involuntarily terminated within a specified period of time prior to or following such change of control and which are payable pursuant to our equity plans.

Potential Payments Upon Involuntary Termination of Employment. The table below outlines the potential amounts payable to each named executive officer in the event of an involuntary termination of the executive’s employment, as if such event had occurred as of October 31, 2009, the last day of fiscal 2009. Dr. de Geus and Dr. Chan are the only named executive officers who are entitled to such severance benefits pursuant to their employment agreements. Such employment agreements provide that, in the event of an involuntary termination of their respective employment other than for cause and not within 24 months following a change in control of Synopsys, Dr. de Geus and Dr. Chan will receive: (1) a cash payment equal to his base compensation during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to the target incentive then in effect or, if there is no target incentive in effect for such year, the highest target incentive in the three preceding years provided he does not engage in certain conduct for six months following the termination date; and (3) the estimated cash value of his health care premiums for 12 months. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause. For further information regarding the benefits provided to Dr. de Geus and Dr. Chan pursuant to their employment agreements, please refer to the “Severance and Change of Control Benefits” discussion in the Compensation Discussion and Analysis section on page 33.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$500,000	$1,230,000	$9,133	$—	$—
Chi-Foon Chan	$450,000	$784,125	$11,338	—	—
Brian M. Beattie	—	—	—	—	—
Joseph W. Logan	—	—	—	—	—
Brian E. Cabrera	—	—	—	—	—

Potential Payments Upon Involuntary Termination of Employment in connection with a Change of Control. The table below outlines the potential payments and benefits payable to each named executive officer in the event of an executive’s involuntary termination in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of October 31, 2009, the last day of fiscal 2009. The payments set forth below are payable to Dr. de Geus and Dr. Chan pursuant to their employment agreements and to Mr. Beattie, Mr. Cabrera and Mr. Logan pursuant to the Executive Change of Control Severance Benefit Plan.

The employment agreements of Dr. de Geus and Dr. Chan provide that in the event of an involuntary termination of their respective employment other than for cause within 24 months following a change of control of Synopsys, Dr. de Geus and Dr. Chan will receive: (1) a cash payment equal to two times his base compensation for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to two times his target incentive for the current fiscal year or, if there is no target incentive in effect for the current fiscal year, the highest target incentive in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause. For further information regarding the benefits provided to Dr. de Geus and Dr. Chan pursuant to their employment agreements, please refer to the “Severance and Change of Control Benefits” discussion in the Compensation Discussion and Analysis section on page 33.

Mr. Beattie, Mr. Cabrera and Mr. Logan participate in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of (in addition to any unpaid salary, bonus or benefits to which the executive otherwise is entitled): (1) a cash severance payment equal to one year of base salary; (2) one to two times the executive’s target annual bonus, depending upon the timing of the termination within our fiscal year; (3) a cash payment equal to the estimated cost of health care premiums for one year; and (4) full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. The plan does not provide any benefits if the executive’s employment termination is voluntary or for cause. For further information regarding the benefits provided to our named executive officers in the event of an involuntary termination in connection with a change of control under the plan, please refer to the “Severance and Change of Control Benefits” discussion in the Compensation Discussion and Analysis section on page 33.

Name	Salary Continuation	Cash-Based Incentive Award		Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$1,000,000	$2,460,000		$13,699	$3,738,996	$842,951
Chi-Foon Chan	$900,000	$1,568,250		$17,007	$2,129,334	$456,152
Brian M. Beattie	$400,000	$512,500	(2)	$11,338	$1,304,135	$289,638
Joseph W. Logan	$357,200	$530,889	(2)	$16,141	$1,073,475	$285,129
Brian E. Cabrera	$325,000	$199,875	(2)	$16,141	$596,742	$143,961

Potential Payments Upon a Change of Control. The table below outlines the potential payments and benefits payable to each named executive officer in the event of a change in control of Synopsys, as if the change of control had occurred as of October 31, 2009, the last day of fiscal 2009. Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. Vesting acceleration of equity awards in the event that such equity awards are not assumed, continued or substituted is the only benefit provided to our named executive officers in the event of a change of control in which the executive is not involuntarily terminated within a specified period of time prior to or following such change of control.

Name	Salary Continuation	Cash- Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$—	$—	$—	$3,738,996	$842,951
Chi-Foon Chan	—	—	—	$2,129,334	$456,152
Brian M. Beattie	—	—	—	$1,304,135	$289,638
Joseph W. Logan	—	—	—	$1,073,475	$285,129
Brian E. Cabrera	—	—	—	$596,742	$143,961

(1)	Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 30, 2009, the last trading day of fiscal 2009, of $22.02 as reported on the NASDAQ Stock Market.
(2)	Our last day of fiscal 2009 was Saturday, October 31, 2009. Accordingly, for purposes of determining the amount of cash-based incentive award payable to each respective executive in the event of his termination in connection with a change of control, such executive would only be entitled to one times his target annual bonus, given that as of such date, cash-based incentive awards for fiscal 2009 would be earned (if at all) under the 2009 Executive Incentive Plan rather than the Executive Change of Control Severance Benefit Plan.

DIRECTOR COMPENSATION

Our non-employee directors are compensated for serving on our Board. We do not pay our employees who serve on our Board any additional compensation for Board membership. Our Compensation Committee, with the assistance of a compensation committee consultant, reviews from time to time the compensation we pay to our non-employee directors and recommends, as appropriate, adjustments to such compensation. There have been no adjustments since fiscal 2005. The compensation we pay to our non-employee directors consists of two components, which are equity awards and cash compensation. We also reimburse directors for out-of-pocket expenses for travel to Board meetings.

Cash. We pay non-employee directors an annual retainer of $125,000 for serving as a director. We also pay a per meeting fee to members of our Audit Committee of $2,000 per committee meeting ($4,000 for the Audit Committee chair), up to an annual maximum of $8,000 ($16,000 for the Audit Committee chair). The retainers and meeting fees are paid quarterly.

Equity. Non-employee directors have been eligible to receive equity awards under the 2005 Non-Employee Directors Equity Incentive Plan, which expires on the day immediately preceding our 2010 Annual Meeting of Stockholders. The plan provides for automatic grants of equity awards to non-employee members of our Board upon their initial appointment or election, and upon their reelection each year.

Initial Awards—New non-employee directors receive (1) an initial option for 30,000 shares, vesting in equal installments on the date preceding each of the first four annual stockholders’ meetings following the grant date, assuming continued Board service through each vesting date and (2) an “interim award,” in the form of stock options, representing an annual award prorated for the period of time remaining until the next annual meeting of stockholders.

Annual Awards—Each person who is reelected to serve as a non-employee director receives an annual award comprised of either (1) an option grant (with the number of shares subject to the option determined so that the aggregate “fair value” of the option, calculated using the option pricing model used to determine the value of stock-based compensation in our financial statements, will equal the annual cash retainer then paid to non-employee directors) or (2) a restricted stock grant (with the number of shares subject to the award determined so that the fair market value of the restricted stock grant on the date of grant will equal the annual cash retainer then paid to non-employee directors). The annual award has a total fair market value on the date of grant equal to the annual cash retainer described above. The option grant or restricted stock vests in a series of 36 successive equal monthly installments from the grant date, assuming continued Board membership through each vesting date. Since 2006, the Board has elected to receive restricted stock for the annual award for fiscal 2009. As a result, in fiscal 2009, we issued an aggregate of 6,709 shares of restricted stock to each non-employee director.

We are requesting that stockholders approve an amendment to the 2005 Non-Employee Directors Equity Incentive Plan to, among other items, extend its term by five years. The amendment is described in Proposal 3 – Approval of an Amendment to our 2005 Non-Employee Directors Equity Incentive Plan beginning on page 16. Subject to stockholder approval of such amendment, the Board has elected to receive restricted stock for the annual award for fiscal 2010.

The following table sets forth a summary of the compensation earned by our non-employee directors for services in fiscal 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)		Total ($)
Alfred Castino	$133,000	$69,631	$98,945	(4)	$301,576
Bruce R. Chizen	$125,000	$131,099	—		$256,099
Deborah A. Coleman	$141,000	$131,099	—		$272,099
John G. Schwarz	$125,000	$69,631	$98,945	(4)	$293,576
Sasson Somekh	$125,000	$131,099	—		$256,099
Roy Vallee	$133,000	$131,099	—		$264,099
Steven C. Walske	$125,000	$131,099	—		$256,099

(1)	The dollar amounts shown for stock awards and option awards represent compensation expenses recognized for financial statement reporting purposes in fiscal year 2009 in accordance with Accounting Standard Codification 718, Stock Compensation, excluding the effect of forfeitures. These amounts do not reflect whether the directors have actually realized a financial benefit from the awards.
(2)	Represents compensation expense (as described in (1) above) recognized by Synopsys in fiscal 2009 for the shares of restricted stock granted to each person who was a non-employee director on March 23, 2007, April 21, 2008 and February 27, 2009. During fiscal 2009, 6,709 shares of restricted stock were granted to each of Mr. Castino, Mr. Chizen, Ms. Coleman, Mr. Schwarz, Mr. Somekh, Mr. Vallee and Mr. Walske, with a grant date fair value of $124,989.
(3)	As of October 31, 2009, the directors held stock options to purchase the following shares of common stock: Mr. Castino: 40,751 shares, Mr. Chizen: 188,332 shares, Ms. Coleman: 110,000 shares, Mr. Schwarz: 40,751 shares, Dr. Somekh: 190,000 shares, Mr. Vallee: 123,332 shares, and Mr. Walske: 150,000 shares.
(4)	Represents compensation expense (as described in (1) above) recognized by Synopsys in fiscal 2009 for stock option grants to purchase 40,751 shares of common stock made on May 30, 2007 at an exercise price of $26.73 per share. These stock option grants had a grant date fair value of $353,217. As of October 31, 2009, Mr. Castino and Mr. Schwarz each held stock options to purchase 40,751 shares of common stock. We used the Black-Scholes option valuation model to calculate the fair value of such option grants and the following table sets forth the assumptions used in such calculations:

Grant Date	Expected Life (in Years)	Risk Free Interest Rate (%)	Volatility
5/30/2007	4.3	4.75%	30.11%

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The Board regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board composition, board membership criteria, director responsibilities, board committees, evaluation of our Chief Executive Officer, board self-assessment and succession planning. The Corporate Governance Guidelines are available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/GovGuidelines.aspx. Copies of the Corporate Governance Guidelines are also available in print upon written request to Investor Relations, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Code of Ethics

The Board is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct applicable to all of our Board members, employees and executive officers, including our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Vice President, Corporate Controller (Principal Accounting Officer). Synopsys has made the Code of Ethics and Business Conduct available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Documents/EthicsBusConduct.pdf. Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct, or (2) any waivers under the Code of Ethics given to Synopsys’ Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on its website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/Ethics.aspx.

Director Independence

The Board has affirmatively determined, based upon the listing standards of the NASDAQ Stock Market and applicable laws and regulations, that the following directors, all of whom are standing for election to the Board, are independent: Mr. Castino, Mr. Chizen, Ms. Coleman, Mr. Schwarz, Mr. Vallee and Mr. Walske. The Board has also determined that the only directors who are standing for election to the Board and are not independent are Aart J. de Geus, our Chief Executive Officer, and Chi-Foon Chan, our President and Chief Operating Officer. Accordingly, six of the eight director nominees are independent.

Lead Independent Director

Mr. Walske has served as our lead independent director since 2004, responsible for chairing meetings of the non-employee directors and serving as the liaison between the non-management directors and management.

Board Meetings and Committees

Our Board held four meetings during fiscal 2009. During the year, our Board maintained an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (referred to in this Proxy Statement as the “Governance Committee”). All of such committees have written charters which are available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/BoardCommittees.aspx.

During fiscal 2009, our Audit Committee held fourteen meetings. The current members are Ms. Coleman (Chair), Mr. Castino, and Mr. Vallee. The Audit Committee acts on behalf of the Board, performing financial oversight responsibilities relating to (1) the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) our internal audit function, (3) the annual independent audit of our financial statements, (4) the engagement of our independent registered public accounting firm and evaluation of their performance and independence, and (5) compliance with legal and regulatory requirements. All members of our Audit Committee are considered independent under the applicable listing standards of the Securities and Exchange Commission and the NASDAQ Stock Market listing standards. Our Board has determined that Ms. Coleman, Mr. Castino and Mr. Vallee, all members of our current Audit Committee, qualify as “audit committee financial experts” within the meaning of the regulations of the Securities and Exchange Commission.

During fiscal 2009, our Compensation Committee held four meetings. The current members are Mr. Chizen (Chair), Mr. Schwarz and Mr. Walske. The Compensation Committee reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Chief Executive Officer) and administers our equity incentive plan, employee stock purchase plan, deferred compensation plans and 401(k) plan. All members of our Compensation Committee are considered independent under the applicable listing standards of the NASDAQ Stock Market. The Compensation Committee’s processes and procedures for considering and determining executive compensation are set forth under “Compensation Discussion and Analysis” beginning on page 25.

During fiscal 2009, our Governance Committee held four meetings. The current members are Mr. Walske (Chair and lead independent director), Mr. Castino, Mr. Chizen, Ms. Coleman, Mr. Schwarz, Dr. Somekh and Mr. Vallee. Following the Annual Meeting, Dr. Somekh will no longer be a member of the Governance Committee. All members of our Governance Committee are considered independent under the applicable listing standards of the NASDAQ Stock Market. The Governance Committee identifies and recommends to the Board candidates for membership on the Board and Board committees, reviews Board performance, oversees matters of corporate governance, and reviews such other matters relating to our management as it deems appropriate. Our Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under “Director Nominations.” The Governance Committee recommended the eight nominees for election to our Board at the Annual Meeting.

Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2009.

Executive Sessions

The independent directors meet in executive session without management directors or management present. These sessions take place prior to or following regularly scheduled Board meetings or as part of the Governance Committee, which is comprised of all independent directors. The directors met in such sessions four times during fiscal 2009.

Share Ownership Guidelines

In order to better align the interests of our Board members and management with the interests of our stockholders, our Board adopted share ownership guidelines in fiscal 2003. These share ownership guidelines were amended in December 2008 to revise the ownership holdings for non-employee directors and were further amended in September 2009 to apply to certain additional members of management.

Under these guidelines, non-employee directors are expected to achieve a share ownership level with a value equal to three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares, within three years of initial election as a director, and maintain such ownership level, as measured each year on the date of the annual meeting of stockholders so long as they serve in the position of director.

These guidelines recommend that covered members of management achieve share ownership levels within four years of appointment and maintains such ownership level so long as they serve in such positions as follows: Chief Executive Officer—50,000 shares; Chief Operating Officer—25,000 shares; and Chief Financial Officer—10,000 shares; Senior Vice Presidents—10,000 shares; General Counsel—7,500 shares; all other Vice Presidents who are members of our “Corporate Staff” —7,500 shares; and Chief Accounting Officer—2,500 shares.

Covered persons may acquire shares through stock option exercises, vesting of restricted stock awards or restricted stock units, purchases under our employee stock purchase plan, open market purchases made in compliance with applicable securities laws and our insider trading policy, or acquisitions under any other equity plans we may adopt from time to time. Each covered person is expected to meet the applicable guidelines within four years of becoming a covered person. The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised or shares are purchased under our employee stock purchase plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable common share ownership guideline amount.

As of January 27, 2010, each director was compliant with the share ownership guidelines and each named executive officer held the requisite number of shares or had not yet been a covered person for four years and accordingly was compliant with the share ownership guidelines.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board may do so by sending written communications addressed to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chairperson of the Audit Committee, Compensation Committee, or Corporate Governance and Nominating Committee.

Board Attendance at Stockholders’ Meetings

Synopsys encourages director attendance at our annual stockholder meetings, but does not require attendance. Attendance by phone is permitted. All directors attended the 2009 Annual Meeting of Stockholders.

Director Qualifications

The Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate, and the Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Governance Committee. However, all candidates for election or reelection should (1) have sufficient experience in the electronic design automation, semiconductor, electronics or technology industries to enable them to effectively help create and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Finally, the listing standards of the NASDAQ Stock Market and our own corporate guidelines require that at least a majority of members of the Board qualify as independent directors in accordance with such standards.

The Governance Committee does, however, find it appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the NASDAQ Stock Market. The Governance Committee also deems it to be appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. At minimum, a director’s qualifications, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

Director Evaluations

On an annual basis, the Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board.

Director Nominations

The Governance Committee considers candidates for Board membership suggested by our Board members and management. The Governance Committee has, on occasion, retained third-party executive search firms to identify independent director candidates. The Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. After completing the evaluation and review, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Governance Committee.

Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading “Stockholder Communications with the Board of Directors.” Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Governance Committee did not receive any stockholder nominations during fiscal 2009. Other than to clarify the information that should be submitted by stockholders seeking to recommend a prospective nominee to the Board, there are no recent material changes to the procedures by which stockholders may recommend nominees for the Board.

Each director candidate recommended for election at the Annual Meeting is an existing director seeking re-election to the Board and were previously elected by our stockholders.

Certain Relationships and Related Transactions

From the beginning of fiscal 2009 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission.

Review, Approval or Ratification with Related Persons

Our Code of Ethics requires that every employee avoid situations where loyalties may be divided between our interests and the employee’s own interests. Employees and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

Pursuant to its written charter, the Audit Committee reviews and approves all related-party transactions as such term is used by SFAS No. 57 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us and the availability from other sources of comparable services or products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 2, 2010 by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number		Percentage Ownership(2)
Entities associated with Ameriprise Financial, Inc. 430 Ameriprise Financial Center Minneapolis, MN 55474	19,173,357	(3)	13.10%
Entities associated with Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	15,370,481	(4)	10.50%
Entities associated with Blackrock, Inc 40 E. 52nd Street New York, NY 10022	9,822,646	(5)	6.71%
Brian M. Beattie	399,051	(6)	*
Brian E. Cabrera	110,722	(7)	*
Alfred Castino	40,068	(8)	*
Chi-Foon Chan	959,203	(9)	*
Bruce R. Chizen	217,997	(10)	*
Deborah A. Coleman	142,565	(11)	*
Aart J. de Geus	3,142,344	(12)	2.11%
Joseph W. Logan	118,408	(13)	*
John Schwarz	37,068	(14)	*
Sasson Somekh	213,154	(15)	*
Roy Vallee	154,997	(16)	*
Steven C. Walske	179,865	(17)	*
All directors and executive officers as a group (12 persons)	5,715,442	(18)	3.78%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Forms 13G, 13F and 13D filed with the Securities and Exchange Commission, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of January 2, 2010.
(2)	Percentage of beneficial ownership is based on 146,411,304 shares of common stock outstanding as of January 2, 2010, adjusted as required by Securities and Exchange Commission rules. Shares of common stock that are subject to options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of January 2, 2010, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Based solely on a Form 13F filed with the Securities and Exchange Commission on November 13, 2009, reporting beneficial ownership as of September 30, 2009. Such entities have shared dispositive power with respect to 19,173,357 shares.
(4)	Based solely on a Form 13F filed with the Securities and Exchange Commission on November 12, 2009, reporting beneficial ownership as of September 30, 2009. Dodge & Cox has sole dispositive power with respect to 15,370,481 shares, sole voting power with respect to 14,470,781 shares and shared voting power with respect to 34,500 shares.
(5)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, reporting beneficial ownership as of December 31, 2009. Such entities have sole voting and dispositive power with respect to 9,822,646 shares.
(6)	Includes options to purchase 376,249 shares exercisable by Mr. Beattie within 60 days following January 2, 2010.
(7)	Includes options to purchase 104,124 shares exercisable by Mr. Cabrera within 60 days following January 2, 2010.
(8)	Includes options to purchase 24,855 shares exercisable by Mr. Castino within 60 days following January 2, 2010. Also includes 7,293 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(9)	Includes options to purchase 827,607 shares exercisable by Dr. Chan within 60 days following January 2, 2010.
(10)	Includes options to purchase 188,332 shares exercisable by Mr. Chizen within 60 days following January 2, 2010. Also includes 7,684 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(11)	Includes options to purchase 110,000 shares exercisable by Ms. Coleman within 60 days following January 2, 2010. Also includes 7,684 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(12)	Includes options to purchase 2,460,232 shares exercisable by Dr. de Geus within 60 days following January 2, 2010. Includes 22,000 shares held by Dr. de Geus’ wife and 275,000 shares beneficially owned by the Aart J. de Geus Annuity Trust, but Dr. de Geus disclaims beneficial ownership of these shares.
(13)	Includes options to purchase 104,604 shares exercisable by Mr. Logan within 60 days following January 2, 2010.
(14)	Includes options to purchase 24,855 shares exercisable by Mr. Schwarz within 60 days following January 2, 2010. Also includes 7,293 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(15)	Includes options to purchase 190,000 shares exercisable by Dr. Somekh within 60 days following January 2, 2010. Also includes 7,684 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(16)	Includes options to purchase 123,332 shares exercisable by Mr. Vallee within 60 days following January 2, 2010. Also includes 7,684 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(17)	Includes options to purchase 150,000 shares exercisable by Mr. Walske within 60 days following January 2, 2010. Also includes 7,684 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.
(18)	Includes options to purchase 4,684,190 shares exercisable by all directors and executive officers within 60 days following January 2, 2010. Also includes 53,006 shares of restricted stock that are not vested as of January 2, 2010 and are subject to forfeiture.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our equity compensation plans as of October 31, 2009.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(2)
	(in thousands, except price per share amounts)
Equity Compensation Plans Approved by Stockholders	13,150	(3)	$22.88	9,746	(4)
Equity Compensation Plans Not Approved by Stockholders	13,694	(5)	$20.28	—

Total	26,844		$21.38	9,746

(1)	The weighted average exercise price does not include outstanding restricted stock units, which have no exercise price.
(2)	These numbers exclude the shares listed under the column heading “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(3)	Includes 3.1 million shares of common stock issuable upon vesting of restricted stock units, 5.6 million shares of common stock issuable upon exercise of outstanding options granted under the 2006 Employee Equity Incentive Plan, and an aggregate amount of 4.5 million shares of common stock issuable upon exercise of outstanding options granted under the 2005 Non-Employee Directors Equity Incentive Plan, the 1994 Non-Employee Directors Stock Option Plan, and the 1992 Stock Option Plan.
(4)	Comprised of (a) 6.7 million shares remaining available for issuance under the 2006 Employee Equity Incentive Plan, (b) 0.5 million shares remaining available for issuance under the 2005 Non-Employee Directors Equity Incentive Plan, and (c) 2.6 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 31, 2009 (of which up to 2 million shares were subject to purchase during the purchase period that was on-going as of October 31, 2009).
(5)	Comprised of shares issuable upon the exercise of outstanding stock options under our 1998 Non-Statutory Stock Option Plan and 2005 Assumed Stock Option Plan, which were not required to be approved by stockholders pursuant to the rules of the NASDAQ Stock Market in effect at the time. These plans were terminated as to future grants in April 2006. Does not include the following shares from various plans assumed in connection with acquisitions of other companies: (i) 2.1 million shares of common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $19.41 per share, and (ii) 0.1 million shares of common stock issuable upon vesting of restricted stock units. No shares remain available for future issuance under these plans.

Following is a description of the 1998 Non-Statutory Stock Option Plan and 2005 Assumed Stock Option Plan:

1998 Non-Statutory Stock Option Plan. Under our 1998 Non-Statutory Stock Option Plan (1998 Plan), 50,295,546 shares of common stock were originally authorized for issuance. Pursuant to the 1998 Plan, the Board could grant nonqualified stock options to employees or consultants, excluding executive officers. Exercisability, option price and other terms were determined by the Board but the option price could not be less than 100% of the fair market value of those shares on the grant date. Stock options granted under the 1998 Plan generally vest over a period of four years and expire seven to ten years from the date of grant. As of October 31, 2009, there were 13,287,939 stock options outstanding under the 1998 Plan. The 1998 Plan was terminated as to future grants in connection with the approval of the 2006 Employee Plan.

2005 Assumed Stock Option Plan. Under our 2005 Assumed Stock Option Plan (2005 Plan), an aggregate of 3,427,529 shares of common stock were originally authorized for issuance. Pursuant to the 2005 Plan, the

Compensation Committee of the Board or its designee could grant nonqualified stock options to employees or consultants of Synopsys who either were (1) not employed by Synopsys or any of our subsidiaries prior to May 11, 2005 or (2) providing services to Nassda Corporation (or any subsidiary corporation thereof) prior to May 11, 2005 and employed by Synopsys after the acquisition closing date. Exercisability, option price and other terms were determined by the Board but the option price could not be less than 100% of the fair market value of those shares on the grant date. Stock options granted under the 2005 Plan generally vest over a period of four years and expire seven to ten years from the date of grant. As of October 31, 2009, there were 406,475 stock options outstanding under the 2005 Plan. The 2005 Plan was terminated as to future grants in connection with the approval of the 2006 Employee Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the Forms 3, 4 and 5 filed by or received from our reporting persons (or written representations received from such persons), we believe that each of our directors, executive officers and greater than ten percent beneficial owners of our common stock during fiscal 2009 made all the necessary filings under Section 16(a) during fiscal 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, the Compensation Committee consisted of Bruce R. Chizen (Chair), John Schwarz and Steven C. Walske. None of the members is an officer or employee of Synopsys, and none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE

Bruce R. Chizen, Chair

John Schwarz

Steven C. Walske

AUDIT COMMITTEE REPORT*

Communications with Management and Independent Registered Public Accounting Firm

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board that Synopsys’ audited fiscal 2009 financial statements be included in our Annual Report on Form 10-K for fiscal 2009.

AUDIT COMMITTEE

Deborah A. Coleman, Chair

Alfred Castino

Roy Vallee

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Dated: February 5, 2010
Brian E. Cabrera Vice President, General Counsel and Corporate Secretary

A copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission, is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on March 25, 2010

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the Securities and Exchange Commission, will be available at http://materials.proxyvote.com/871607 on or about February 12, 2010.

Appendix A

SYNOPSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated on January 27, 2010)

I.	PURPOSE

The Synopsys, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through purchases of shares of the Company’s common stock.

II.	DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated.

Board means the Company’s Board of Directors or its delegate, as applicable, to the extent the Board has delegated its authority to administer the Plan pursuant to Section III.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means a committee of Board members that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time.

Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. that shall by appropriate action adopt the Plan.

Common Stock means shares of the Company’s common stock.

Corporate Affiliate means any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act, including any such parent or subsidiary that becomes such after the Effective Date.

Earnings has the meaning ascribed to it in the applicable Offering Document.

Effective Date means January 27, 2010, the date this amended and restated Plan was approved by the Board.

Eligible Employee means an Employee who meets the requirements set forth in the applicable Offering Document for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

Employee means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Corporate Affiliate. However, service solely as a director, or payment of a fee for such services, shall not cause a director to be considered an “Employee” for purposes of the Plan.

Fair Market Value means fair market value per share of Common Stock, as determined on any relevant date in accordance with the following procedures:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, then the Fair Market Value per share of the Common Stock on such date shall be determined by the Board, after taking into account such factors as the Board deems appropriate.

Offering means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees under terms approved by the Board and set forth in an Offering Document.

Offering Date means a date selected by the Board for an Offering to commence and specified in the Offering Document.

Offering Document means the document setting forth the terms of an Offering as approved by the Board.

Offering Period means the duration of an Offering, as set forth in the Offering Document.

Original Effective Date means the first day of the initial Offering scheduled to commence upon the later of (i) February 1, 1992 or (ii) the effective date of the S-8 Registration Statement covering the share of Common Stock issuable under the Plan.

Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate or Corporate Affiliates as may be designated from time to time by the Board, the Employees of which may qualify as Eligible Employees that may participate in an Offering.

Period of Participation means each period for which the Participant actually participates in an Offering.

Plan Administrator means any Committee or other group of persons that has been delegated authority to administer the Plan pursuant to Section III.A.

Purchase Date means one or more dates during an Offering established by the Board and set forth in the Offering Document on which Purchase Rights shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

Purchase Right means an option to purchase shares of Common Stock granted pursuant to the Plan under the terms set forth in the Plan and the applicable Offering Document.

Securities Act means the Securities Act of 1933, as amended.

III.	ADMINISTRATION

A. The Plan shall be administered by the Board or its designee (each such designee is a “Plan Administrator”). As of the Effective Date, the Board has designated the Compensation Committee of the Board as the Plan Administrator. The Board or its Compensation Committee may from time to time select another committee or persons to be responsible as Plan Administrator for any Plan transactions not subject to Rule 16b-3, which Plan Administrator shall be subject to the overall supervision of the Compensation Committee or the Board, as applicable. Unless otherwise specified herein, the Plan Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Plan Administrator, including the power to delegate to a Committee or other persons any of the administrative powers the Plan Administrator is authorized to exercise (and except as otherwise specifically provided herein, all references to the Board in this Plan or in any Offering Document shall thereafter be deemed references to the

Plan Administrator or its designee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board retains the authority to concurrently administer the Plan with the Plan Administrator and may, at any time, revest in the Board some or all of the powers previously delegated to the Plan Administrator.

B. The Board may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding Purchase Rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each Eligible Employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan.

C. Any Plan Administrator that is not a Committee may not, without the approval of the Board, or without stockholder approval to the extent required under Section X: (i) increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without such approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

IV.	OFFERINGS

A. The Board may from time to time grant Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Periods of Participation) on an Offering Date or Offering Dates selected by the Board and as specified in an Offering Document. Each Offering Document shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the terms of the Plan, and which shall designate the Participating Companies for such Offering. Unless otherwise specifically provided in the Offering Document, with respect to each Offering in effect under the Offering Document each Participating Company shall be considered for purposes of the Plan to have its own separate Offering for the Eligible Employees employed by such Participating Company, so that no two Participating Companies shall participate in the same Offering.

B. The terms and conditions of an Offering shall be set forth in an Offering Document that is incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings under the Plan need not be identical, but each Offering Document shall include (through incorporation of the provisions of this Plan by reference in the Offering Document) the Offering Period, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections IV through VII, inclusive.

C. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

D. The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

V.	ELIGIBILITY

A. Purchase Rights may be granted only to employees of the Company or, as the Board may designate, to employees of a Corporate Affiliate. Except as provided in Section V.B, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or a Corporate Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require pursuant to the Offering Document, but in no event shall Offerings intended to qualify under Code Section 423 require that the period of continuous employment be greater than two (2) years. In addition, the Board may provide in the Offering Document that no employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or the Corporate Affiliate is for more than twenty (20) hours per week (or such lesser number of hours per week as the Board may approve for an Offering) and more than five (5) months per calendar year (or such lesser number of months per calendar year as the Board may approve for the Offering).

B. The Board may provide in an Offering Document that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering Document which coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

C. No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Corporate Affiliate. For purposes of this Section V.C., the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights shall be treated as stock owned by such Employee.

D. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Corporate Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Corporate Affiliate to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and, with respect to the Plan, as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. Notwithstanding the foregoing, such limitation shall not apply to Eligible Employees participating in an Offering that is not intended to qualify as a qualified employee stock purchase plan offering under Code Section 423, unless otherwise provided in the Offering Document.

E. Officers of the Company and any designated Corporate Affiliate, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

VI.	STOCK SUBJECT TO PLAN

A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Board, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares that may be issued under the Plan shall not exceed 30,700,000 shares. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

B. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Board to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) any share limitations in an Offering on the maximum number of shares purchasable under the Offering; and (iii) the class and number of shares and the price per share of the Common Stock subject to each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.	PURCHASE RIGHTS; PURCHASE PRICE

A. Maximum Payroll Deductions. The maximum payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan will be designated by the Board in the Offering Document for the Offering and may not exceed a maximum of fifteen percent (15%) of the Participant’s Earnings (as defined by the Board in such Offering Document) paid to the Participant for payroll periods that are applicable to the Offering Period, as established by the Board for such Offering.

B. Enrollment Agreement. An Employee who participates in the Plan for a particular Offering must complete and submit to the Company an enrollment agreement in the form and in accordance with the procedures prescribed by the Board (which may include electronic enrollment). Each such enrollment agreement shall authorize an amount of payroll deductions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering Document) for payroll periods that are applicable to the Offering Period (not to exceed the maximum percentage specified by the Board in the Offering Document). To the extent provided in the Offering Document, a Participant may thereafter reduce (including to zero) or increase his or her payroll deductions.

C. Purchase Price. Common Stock shall be issuable on any Purchase Date at a purchase price equal to 85 percent of the lower of (i) the Fair Market Value per share on the Offering Date or (ii) the Fair Market Value per share on the Purchase Date.

D. Number of Purchasable Shares. The number of shares purchasable per Participant on each Purchase Date within an Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions applicable to the Offering Period (after conversion into U.S. Dollars, if necessary) by the purchase price in effect on the Purchase Date. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, and (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date: (i) the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and (ii) if the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

E. Condition to Exercise of Purchase Rights. No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933 (as amended) and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date for the Offering. If, on the Purchase Date under any Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights of any outstanding Offering shall be exercised and all contributed payroll deductions that accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest. The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

F. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions (after conversion into U.S. Dollars, if necessary) accumulated for the Period of Participation. The amounts so collected shall be credited to the Participant’s bookkeeping account under the Plan, but no interest shall be paid on the balance outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes. To the extent specifically provided in the Offering Document, in addition to making contributions by payroll deductions, a Participant may make contributions through the payment by cash or check prior to each Purchase Date of the Offering.

G. Termination of Purchase Right. Unless otherwise provided in the Offering Document, the following provisions shall govern the termination of outstanding Purchase Rights in effect under the Offering:

(i) A Participant may, at any time prior to the last five (5) business days of the Period of Participation, terminate his /her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Board. No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Period of Participation in which such termination occurs shall be refunded without interest.

(ii) The termination of such Purchase Right shall be irrevocable, and the Participant may not subsequently rejoin the Offering for which such terminated Purchase Right was granted. In order to resume participation in any subsequent Offering, such individual must re-enroll in the Plan.

H. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the “Termination of Purchase Right” provisions above) on each Purchase Date (after conversion into U.S. Dollars, if necessary). The purchase shall be effected by applying each Participant’s payroll deductions accumulated for the Period of Participation ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect on such Purchase Date. Any payroll deductions not applied to such purchase (a) because insufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant on such Purchase Date shall be promptly refunded to the Participant without interest. No fractional shares shall be issued upon the exercise of Purchase Rights.

I. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the participant’s death, and during the Participant’s lifetime the Purchase Right shall be exercisable only by the Participant.

K. Change in Ownership. Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

(i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

(ii) a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the accumulated payroll deductions of each Participant (after conversion into U.S. Dollars, if necessary) for the Period of Participation in which the transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value per share on the Offering Date for the Offering in which such transaction occurs or (ii) the Fair Market Value per share immediately prior to the consummation of such transaction. However, the applicable share limitations of Section V and any share purchase limitations set forth in the Offering Document shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten (10) days’ advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this Section VII.

VIII. STATUS OF PLAN UNDER FEDERAL TAX LAWS

The Plan is designed to qualify as an employee stock purchase plan under Code Section 423, so that Offerings under the Plan may qualify as qualified employee stock purchase plan offerings under Code Section 423, and all shares reserved for issuance under the Plan may be issued pursuant to the exercise of Purchase Rights that qualify as qualified employee stock purchase rights under Code Section 423. However, the Board may in its sole discretion determine to approve Offerings under the Plan that are not intended to meet the requirements of Code Section 423, including, without limitation, Offerings in which Eligible Employees who are not subject to U.S. tax laws may participate.

IX.	AMENDMENT AND TERMINATION

A. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding Purchase Rights. Subject to the requirements of Section III, the Plan Administrator may amend the Plan and outstanding Purchase Rights. However, stockholder approval shall be required for any amendment of the Plan that:

(i) increase the number of shares issuable under the Plan, except that the Board shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B;

(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

(iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan;

but in each of (i) through (iii) above only to the extent stockholder approval is required by applicable law or listing requirements.

B. The Board may elect to terminate any or all outstanding Purchase Rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding Purchase Rights either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit Purchase Rights to expire in accordance with their terms (and participation to continue through such expiration dates). If Purchase Rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

X.	GENERAL PROVISIONS

A. The Plan originally become effective on the Original Effective Date. This amended and restated Plan document became effective on the Effective Date, subject to stockholder approval at the 2010 annual meeting of the Company’s stockholders.

B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration.

D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

E. If the Board in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Board so elects, each Participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. If the Board in its discretion so elects, shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII until such shares are sold.

Appendix B

SYNOPSYS, INC.

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

(as amended on January 27, 2010)

I.	PURPOSE OF THE PLAN

This 2005 Non-Employee Directors Equity Incentive Plan (the “Plan”) is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the “Corporation”), by providing the non-employee members of the Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

II.	DEFINITIONS

For purposes of the Plan, the following definitions shall be in effect:

ANNUAL MEETING: the first meeting of the Corporation’s stockholders held each calendar year at which directors of the Corporation are selected.

AWARD: an option granted pursuant to Section VI.A(1), Section VI.A(2)(i) or Section VI.A(3) or common stock issued as Restricted Stock pursuant to Section VI.A(2)(ii).

BOARD: the Corporation’s Board of Directors.

CODE: the Internal Revenue Code of 1986, as amended.

COMMON STOCK: shares of the Corporation’s common stock.

CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

(1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(2) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

(1) a merger or consolidation in which the Corporation is not the surviving entity,

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation but only if such sale, transfer or other disposition occurs in connection with the complete liquidation or dissolution of the Corporation, or

(3) any merger in which the Corporation is the surviving entity but becomes a more than fifty percent (50%) owned subsidiary of another corporation.

EFFECTIVE DATE: January 27, 2010, the date this amended Plan was approved by the Board.

ELIGIBLE DIRECTOR: a person designated as an Eligible Director pursuant to Section V.A.

FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

(1) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination as reported in a source the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

1934 ACT: the Securities Exchange Act of 1934, as amended.

OPTIONEE: any person to whom an option is granted under the Plan.

ORIGINAL EFFECTIVE DATE: March 1, 2005, the date on which the Plan was originally adopted by the Board.

PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

RESTRICTED STOCK: shares of Common Stock as described in Section VI.A(2)(ii).

III.	ADMINISTRATION OF THE PLAN

Except as otherwise provided herein, the terms and conditions of each Award (including the timing and pricing of option grants) shall be determined by the express terms and conditions of the Plan. To the extent not inconsistent with the foregoing, the Board shall have the power to construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for the administration of the Plan. All such interpretations and constructions made by the Board shall be final and binding on all parties who have an interest in the Plan. The Board, in the exercise of this power, may (i) correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement or Restricted Stock Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, (ii) to amend the Plan or an Award as provided in Section VIII, or (iii) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Corporation. Notwithstanding the foregoing, the Board shall not have the power to approve a program whereby outstanding Awards are surrendered in exchange for Awards with a lower exercise price, without first obtaining stockholder approval of such program other than changes to outstanding awards pursuant to Section IV.C.

IV.	STOCK SUBJECT TO THE PLAN

A. Shares of the Corporation’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 750,000 shares.

B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for issuance under the Plan. Unvested shares of Restricted Stock that revert to the Corporation shall also be available for reissuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock that were not acquired from the Corporation, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which Awards are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each Award outstanding under the Plan. The adjustments to the outstanding Awards shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards and shall be final, binding and conclusive.

V.	ELIGIBILITY

A. Eligible Directors. The individuals eligible to receive Awards pursuant to the provisions of this Plan shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who are re-elected as non-employee Board members at one or more Annual Meetings held after the Effective Date whether or not such individual is serving as a non-employee director on the Effective Date. Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

B. Limitation. Except for the grants to be made pursuant to this Plan, non-employee Board members shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Corporation or any parent or subsidiary.

VI.	TERMS AND CONDITIONS OF AUTOMATIC AWARDS

A. Award Amounts and Dates. Awards shall be granted in the amounts and on the dates specified below:

(1) Initial Awards. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation’s stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase thirty thousand (30,000) shares of Common Stock. The terms and conditions of any such option shall be as set forth in Section VI.B.

(2) Annual Awards. On the date of each Annual Meeting during the term of this Plan, each Eligible Director who is re-elected to the Board at that Annual Meeting shall automatically be granted, on the date of such Annual Meeting (the “Award Annual Meeting”), an annual Award (an “Annual Award”) in the form described below, with a value equal to the Annual Award Value, as defined below. There shall be no limit on the number of Annual Awards any one Eligible Director may receive over his or her period of continued Board service during the term of this Plan. On or before the December 31st of the calendar year immediately preceding the calendar year in which the Award Annual Meeting occurs, the Board shall determine the portion of the Annual Award that shall be in the form of a stock option in the form described in Section VI.A(2)(i) below and/or the portion that shall be in the form of Restricted Stock described in Section VI.A(2)(ii) below. In the event that no such determination is made by such December 31st, the last determination made by the Board as to the applicable form or forms of Annual Award to be received, and respective portions thereof, shall continue with respect to the Annual Awards issuable at the Award Annual Meeting.

(i) If the Annual Award is in the form of a stock option, the Annual Award shall be a non-statutory option to purchase a number of shares of Common Stock (an “Annual Option Grant”) equal to the number of shares which will result in the Annual Option Grant having a value as determined under the generally accepted accounting principles employed by the Corporation for the purposes of preparing its financial statements equal to the Annual Award Value. The Annual Option Grant shall have the terms and conditions set forth in Section VI.B.

(ii) If the Annual Award is in the form of Restricted Stock, the Annual Award shall be a grant of a number of unvested shares of Common Stock with a Fair Market Value equal to the Annual Award Value with any fractional share being eliminated. The terms and conditions of an Annual Award in the form of restricted stock shall be as set forth in Section VI.C. Notwithstanding the foregoing, the Board shall have the authority to provide that an Award in the form of Restricted Stock shall instead be in the form of a commitment to issue shares of Common Stock on the dates the Restricted Stock would have vested and otherwise with substantially the same provisions as set forth in this Plan for Awards of Restricted Stock. (Such a commitment is commonly referred to as an award of “Restricted Stock Units.”) If the Board has determined that Awards of Restricted Stock Units shall be made in lieu of Awards of Restricted Stock, references in this Plan to Restricted Stock shall be deemed references to Restricted Stock Units.

(3) Interim Awards. In the case of an Eligible Director who is appointed to the Board on a date (the “Interim Appointment Date”) that is neither (x) the date of an Annual Meeting nor (y) a date that is more than eleven (11) months since the most recent Annual Meeting that preceded the Interim Appointment Date, such Eligible Director shall automatically be granted, at the time of such appointment, an Award (an “Interim Award”) in the form of a non-statutory option to purchase a number of shares of Common Stock (an “Interim Option Grant”) equal to the number of shares which will result in the Interim Option Grant having a value as determined under the generally accepted accounting principles employed by the Corporation for the purposes of preparing its financial statements equal to the Interim Award Value, as defined below. The Interim Option Grant shall have the terms and conditions set forth in Section VI.B

(4) Definitions. The following definitions shall apply for the purposes of this Section VI:

(i) For the purposes of this Section VI.A, “Annual Award Value” shall mean a dollar amount equal to the annual cash retainer for service as a Director in effect at the time of the Award Annual Meeting for the period from the Award Annual Meeting until the first Annual Meeting following the Award Annual Meeting.

(ii) “Interim Award Value” shall mean a dollar amount equal to the product of (i) the Annual Award Value the Eligible Director would have received had the Eligible Director been appointed to the Board at the time of the most recent Annual Meeting that preceded the Interim Appointment Date multiplied by (ii) a fraction the numerator of which is twelve (12) minus the lesser of (x) the number of whole months from the most recent Annual Meeting that preceded the Interim Appointment Date until the Interim Appointment Date with any fraction of a month being rounded up to the next whole month or (y) twelve (12) and the denominator of which is twelve (12).

B. Terms and Conditions of Options. Any options granted pursuant to Section VI.A(1), Section VI.A(2)(i) or Section VI.A(3) shall have the following terms and conditions:

(1) Exercise Price. The exercise price per share of Common Stock subject to such option shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

(2) Payment. Upon the exercise of the option in whole or in part, the exercise price for the portion being exercised shall become immediately due and shall be payable in one of the alternative forms specified below, or in a combination of such alternative forms, to the extent permitted by law and permitted in the form of Stock Option Agreement issued in connection with the option:

(i) full payment in cash or check made payable to the Corporation’s order; or

(ii) full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below); or

(iii) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (x) shall provide irrevocable written instructions to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (y) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(iv) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Corporation shall accept a cash payment from the Eligible Director to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided further, however, that shares of Common Stock will no longer be outstanding under the option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise” of the option and (y) shares are directly or indirectly delivered to the Eligible Director as a result of such exercise of the option.

For purposes of this Section VI.B(2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option, payment of the exercise price for the purchased shares must accompany the exercise notice.

(3) Exercisability/Vesting. Each stock option granted pursuant to this Plan shall be exercisable only if the option becomes vested in accordance with the terms of this Plan. Once a portion of an option becomes vested, such portion shall remain exercisable until either such portion is exercised or the option is terminated in accordance with the provisions of this Plan. In no event, however, shall any additional option shares vest after the Optionee’s cessation of Board service. Except as otherwise provided in this Plan, options granted pursuant to this Plan shall vest as follows:

(i) The initial automatic grant for thirty thousand (30,000) shares made to each Eligible Director shall vest in a series of four (4) successive equal installments as such individual continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the grant date of that option.

(ii) Each Annual Option Grant and any Interim Option Grant made to an Eligible Director shall vest in thirty-six (36) successive equal monthly installments for each month the Optionee continues in Board service from the grant date of that option through the third (3rd) anniversary of the grant date of the option. Any Annual Option Grant vesting installment that is scheduled to occur on or about the date of an annual meeting that follows the date of grant shall instead vest on the date immediately prior to the date of such annual meeting, subject to continued Board service through such date.

(iii) Should the Optionee die or become Permanently Disabled while serving as a Board member, then any option grant issued under the Plan held by the Optionee at the time of his or her death or Permanent Disability may subsequently be exercised for any or all of the option shares in which the Optionee is vested at that time plus an additional number of option shares equal to the number of option shares (if any) in which the Optionee would have vested had he or she continued in Board service until the next Annual Meeting.

(4) Option Term. Each option grant under the Plan shall have a maximum term of seven (7) years measured from the automatic grant date.

(5) Effect of Termination of Board Service.

(i) Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more option grants issued under the Plan, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

(ii) Should the Optionee die on or before the date that is six (6) months after cessation of Board service, then any option grant issued under the Plan held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee’s death.

(iii) Should the Optionee become Permanently Disabled while serving as a Board member, then the Optionee shall have the right to exercise the option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service at any time prior to the expiration of the twelve (12)-month period measured from the date of the Optionee’s Permanent Disability.

(iv) If the exercise of the Option following the termination of the Optionee’s service as a Board member (other than upon the Optionee’s death or Permanent Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of six (6)-months after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the maximum term of the Option. In addition, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionee’s Service as a Board member would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period described in subsections (i)-(iii) above after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of the Company’s insider trading policy; or (ii) the expiration of the maximum term of the Option.

(v) In no event shall any option grant under this Plan remain exercisable after the expiration date of the maximum seven (7) year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs (i) through (iii) above or (if earlier) upon the expiration of the maximum seven (7)-year option term, the grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

(6) Stockholder Rights. The holder of an option grant issued under the Plan shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

(7) Remaining Terms. The remaining terms and conditions of each option grant issued under the Plan shall be as set forth in a written stock option agreement (the “Stock Option Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Stock Option Agreement shall be consistent with the provisions of this Plan.

C. Terms and Conditions of Restricted Stock. Any Restricted Stock granted pursuant to the provisions of Section VI.A(2)(ii) shall have the following terms and conditions:

(1) Payment. To the fullest extent permitted by law, the payment for the restricted shares shall be in the form of past services rendered to or future services to be rendered to the Corporation. In the event additional consideration is required to be paid in order that the restricted shares shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.

(2) Vesting. Each Annual Award granted to an Eligible Director in the form of Restricted Stock shall vest and the Corporation’s repurchase rights shall lapse in a series of three (3) successive equal annual installments as such individual continues in Board service from the grant date of that Annual Award through the dates immediately preceding each of the first three (3) Annual Meetings following the grant date.

Should the Eligible Director die or become Permanently Disabled while serving as a Board member, then any Restricted Stock issued under the Plan held by the Eligible Director at the time of his or her death or Permanent Disability shall be deemed vested for a number of shares equal to the number calculated in the preceding sentence as of the date of death or Permanent Disability plus an additional number of shares equal to the number of shares (if any) in which the Eligible Director would have vested had he or she continued in Board service until the next Annual Meeting.

(3) Effect of Termination of Board Service. Should an Eligible Director cease to serve as a Board member while holding unvested Restricted Stock, the unvested stock shall immediately be forfeited and revert back to the Corporation. No notice or other action shall be required of the Corporation to effectuate such reversion.

(4) Remaining Terms. The remaining terms and conditions of each grant of Restricted Stock under the Plan shall be as set forth in a written restricted stock agreement (the “Restricted Stock Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Restricted Stock Agreement shall be consistent with the provisions of this Plan.

VII.	SPECIAL VESTING ACCELERATION EVENTS

A. In the event of any Corporate Transaction, the Board may provide that some or all of the outstanding stock options and some or all of the Corporation’s outstanding reacquisition rights shall be assumed by the successor corporation or its parent corporation. In the event of any Corporate Transaction, each outstanding stock option and each outstanding share of Restricted Stock shall become immediately vested, immediately prior to the Corporate Transaction unless (i) in the case of an option, such option is assumed by the successor corporation or its parent corporation or (ii) in the case of Restricted Stock, the Corporation’s reacquisition rights are assumed by the successor corporation or its parent corporation. In the event an option outstanding immediately prior to the Corporate Transaction is not assumed by the successor corporation or its parent corporation, the outstanding option shall terminate and cease to be outstanding immediately following the Corporate Transaction to the extent that such option is not exercised as of the effective date of the Corporate Transaction.

B. In connection with any Change in Control of the Corporation, each outstanding, unvested option granted under the Plan and each share of unvested Restricted Stock issued under the Plan shall automatically vest in full immediately prior to the specified effective date for the Change in Control.

VIII. AMENDMENT AND TERMINATION OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever; provided, however, that no such amendment or modification shall adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the affected Eligible Directors consent to such amendment. In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan in such a manner that would violate applicable laws or the listing requirements applicable to the Corporation with respect to any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

IX.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan originally become effective on the Original Effective Date. This amended Plan document became effective on the Effective Date, subject to stockholder approval at the 2010 Annual Meeting of stockholders.

B. The Plan shall terminate upon the earlier of (i) the day immediately prior to the date of the Annual Meeting of stockholders that occurs in 2015 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise of Awards. If the date of termination is determined under clause (i) above, then all option grants and issuances of Restricted Stock outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the applicable Stock Option Agreements and Restricted Stock Agreements.

X.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

XI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Awards and the issuance of Common Stock upon the exercise of an Award shall be subject to the Corporation’s compliance in all respects with the requirements of applicable law and the rules of any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange or quotation system on which the Common Stock is then listed or quoted for trading.

XII.	NO IMPAIRMENT OF RIGHTS

Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

XIII. MISCELLANEOUS PROVISIONS

A. Awards may not be assigned, encumbered or otherwise transferred by any holder of the Award except by will or the laws of descent and distribution or as provided in the associated Stock Option Agreement or Restricted Stock Agreement.

B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

C. The existence of outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Directions to the Annual Meeting of Stockholders of Synopsys, Inc.

Synopsys, Inc.

1030 West Maude Avenue

Sunnyvale, California 94085

FROM SAN JOSE	FROM SAN FRANCISCO

Via Highway 101	Via Highway 101
Highway 101 North	Highway 101 South
Take the Highway 237/Mountain View exit	Take the Ellis Street exit
Take the Maude Avenue/Middlefield Road exit	Turn right onto Ellis Street
Turn left at first light onto Maude Avenue	Turn left onto Middlefield Road
1030 West Maude Ave. will be the third building on your right	Turn left at the fourth light onto Frontage Road Turn right at the first light onto Maude Avenue
1030 West Maude Ave. will be the third building on your right

Via Highway 280	Via Highway 280
Highway 280 North	Highway 280 South
Take the Highway 85 North exit	Take the Highway 85 North exit
Take the Highway 237 East/Highway 101 exit	Take the Highway 237 East/Highway 101 exit
Take the Middlefield Road/Maude Avenue exit	Take the Middlefield Road/Maude Avenue exit
Turn right at second light onto Maude Avenue	Turn right at the second light onto Maude Avenue
1030 West Maude Ave. will be the third building on your right	1030 West Maude Ave. will be the third building on your right

SYNOPSYS, INC.

700 E. MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 ATTN: ERIKA VARGA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19500-P87316

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOPSYS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors 0 0 0 The Board of Directors recommends that you vote FOR all nominees set forth below:

1. Election of Directors

Nominees:

01) Aart J. de Geus 05) Deborah A. Coleman 02) Alfred Castino 06) John Schwarz 03) Chi-Foon Chan 07) Roy Vallee 04) Bruce R. Chizen 08) Steven C. Walske

Vote on Proposals

The Board of Directors recommends that

For Against Abstain

2. Approval of an Amended and Restated Employee Stock Purchase Plan to, among other items, increase the number of shares of common stock reserved under the plan by 5,000,000 shares.

3. Approval of an amendment to SYNOPSYS 2005 Non-Employee Directors Equity Plan to, among other items, extend its term by five years.

4. Ratification of the selection of KPMG LLP as SYNOPSYS independent registered public accounting firm for the fiscal year ending October 31, 2010.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders. For address changes and/or comments, please check this box and 0 write them on the back where indicated.

Please indicate if you plan to attend this meeting. 0 0

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 25, 2010:

The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

M19501-P87316

SYNOPSYS, INC.

ANNUAL MEETING OF STOCKHOLDERS MARCH 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoints Brian M. Beattie and Brian E. Cabrera, or either of them, as proxies of the stockholder(s), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Synopsys, Inc. to be held on March 25, 2010 at 8:00 a.m. Pacific Time, at Synopsys’ office located at 1030 West Maude Avenue, Sunnyvale, California 94085, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

Shares represented by this proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are indicated, this proxy will be voted for the election of the eight director nominees listed on the reverse side and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side